Exhibit 10.2

EXCHANGE BUILDING

OFFICE LEASE

BETWEEN

WALTON EXCHANGE INVESTORS II, L.L.C.,

a Delaware limited liability company

LANDLORD

AND

AQUANTIVE, INC.

a Washington corporation

TENANT

TABLE OF CONTENTS

Basic Lease Terms	1

REFERENCE DATE OF LEASE	1
TENANT	1
LANDLORD	1
TENANT’S USE OF PREMISES	1
BUILDING	1
PREMISES	1
PREMISES AREA	1
PROPERTY AREA	1
TENANTS PRO RATA SHARE	2
TERM OF LEASE	2
COMMENCEMENT DATE	2
BASE RENT	2
PREPAID RENT	2
TOTAL SECURITY DEPOSIT	2
BROKER(S):	2
Landlord	2
Tenant	2
GUARANTOR(S)	2

Definitions	2
Business Hours	2
Common Areas	2
Default Rate	2
Holder	2
Holidays	2
Landlord” and “Tenant	2
Law	2
Mortgage	3
Person	3
Prime Rate	3
Property	3
Systems and Equipment	3
Term	3

Premises.	3

Term	3

Base Rent	4

Additional Rent	4

Taxes	4
Operating Expenses	5
Tenant’s Pro rata Share	6
Manner of Payment	6
Proration	7
Base Year Adjustments	7
Review of Landlord’s Statements	7
Rent and Other Charges	8
Late Charge; Interest	8

Condition of Premises	8

Use and Rules	8

Services and Utilities	9

Elevator Service	9
HVAC.	9
Electric Service	9
Water.	9
Janitorial	9
Interruption of Services	9
Monitoring Excess Use	10

OFFICE LEASE	PAGE i

Alterations and Liens	10

Alterations	10

Liens	10

Repairs	11

Casualty Damage	11

Insurance, Subrogation, and Waiver of Claims	12

Tenant Insurance	12

Landlord Insurance	12

Release and Waiver of Subrogation	12

Condemnation	12

Return of Possession	13

Holding Over	13

No Waiver	13

Attorneys’ Fees	14

Personal Property Taxes, Rent Taxes and Other Taxes	14

Subordination, Attornment, Estoppel and Holder Protection	14

Subordination	14
Estoppel Certificate	14
Holder’s Rights	14
Attornment	15
Third Party Beneficiary	15

Assignment and Subletting	15

Transfers	15
Transfer Premium	16
Recapture	16
Terms of Consent	16
Certain Transfers	17

Rights Reserved By Landlord	17

Change Name of Property	17
Enter Premises	17
Access Limitations	17
Alterations	17
Intentionally Omitted	17

Tenant’s Default	17

Landlord’s Remedies	18
Terminate Lease	18
Continue the Lease	18
Reletting for Tenant’s Account	18
Other Remedies	19
Remedies Cumulative-Waiver	19
Acceptance of Payment	19
Other Matters	19

Landlord’s Right to Cure	19

Conveyance by Landlord and Liability	20

Indemnification	20

Tenant Indemnification	20
Landlord Indemnification	20
Concurrent Negligence	20
Worker’s Compensation	21
Survival.	21
Exculpation	21
Limitation and Damages	21

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Safety and Security Devices, Services and Programs	21

Communications and Computer Lines	21

Tenant’s Lines	21
Landlord’s Lines	22

Hazardous Materials	22

Notification by Tenant	22
Release of Hazardous Materials	23
Existence of Hazardous Substances	23

Notices	23

Real Estate Brokers	23

Security Deposit	24

Entire Agreement	24

Miscellaneous	24

Amendments.	24
Successors	24
Force Majeure	24
Survival of Obligations	25
Light and Air.	25
Governing Law	25
Severability	25
Captions	25
Voluntary Programs	25
Interpretation	25
Number and Gender	25
Time is of the Essence	25
Choice of Laws	25
Recording	25
Air and View Rights	25
Signs	25
Parking	26

EXHIBIT A-1	29

Exhibit A-2	30

EXHIBIT B	32

EXHIBIT B-1	35

EXHIBIT C	40

EXHIBIT D	44

OFFICE LEASE	PAGE iii

OFFICE LEASE

THIS LEASE is made between WALTON EXCHANGE INVESTORS II, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY (“Landlord”) and AQUANTIVE, INC., a Washington corporation (“Tenant”).

1.	Basic Lease Terms.

	a)	REFERENCE DATE OF LEASE:	June , 2004

	b)	TENANT:	aQuantive, Inc., a Washington Corporation

Address For Notices Before

		Commencement Date:	aQuantive

506 Second Avenue, 9th Floor
Seattle, WA 98104
Attn: Chief Financial Officer

		Copy to:	aQuantive

506 Second Avenue, 9th Floor
Seattle WA 98104
Attn: General Counsel

Address for Notices After

		Commencement Date:	aQuantive

821 Second Avenue, Suite 1800
Seattle, WA 98104
Attn: Chief Financial Officer

		Copy to:	aQuantive

821 Second Avenue, Suite 1800
Seattle, WA 98104
Attn: General Counsel

	c)	LANDLORD:	Walton Exchange Investors II, L.L.C.

		Address for Notices:	c/o Trammell Crow Company

Exchange Building
821 Second Avenue
Seattle, WA 98104
Attn.: Building Manager

		Copy to:	WALTON EXCHANGE INVESTORS II, L.L.C.

c/o Walton Street Capital, L.L.C.
900 N. Michigan Avenue, 19th Floor
Chicago, IL 60611
Attn.: Luke Massar

Rent to: c/o WALTON EXCHANGE INVESTORS II, L.L.C.

PNC Lockbox 310010717
465 N. Halstead Suite 160
PO Box 31001-0717
Pasadena, CA 91110-0717

	d)	TENANT’S USE OF PREMISES:	General Office Use.

	e)	BUILDING:	Exchange Building
821 Second Avenue
Seattle, WA 98104
as legally described on Exhibit A-1, subject to the provisions herein contained.

	f)	PREMISES: The Premises shall be defined as that certain space on the 16th, 17th and 18th floors of the Building, known as Suite 1800 (“Premises”), as depicted on Exhibit A-2.

	g)	PREMISES AREA: The parties agree that the Rentable Area of the Premises is 45,351 square feet.

	h)	PROPERTY AREA: The parties agree that the Rentable Area of the Building is 295,515 square feet.

OFFICE LEASE	PAGE 1

i)	TENANTS PRO RATA SHARE: 15.35%

j)	TERM OF LEASE: The term of this Lease shall be for ninety-six (96) months.

k)	COMMENCEMENT DATE: The commencement date shall be October 1, 2004 (“Commencement Date”).

1)	BASE RENT:

	10/1/04 - 9/30/05:	$0.00 per month.
	10/1/05 - 9/30/06:	$79,364.25 per month.
	10/1/06 - 9/30/07:	$83,143.50 per month.
	10/1/07 - 9/30/08:	$86,922.75 per month.
	10/1/08 - 9/30/09:	$90,702.00 per month.
	10/1/09 - 9/30/10:	$94,481.25 per month.
	10/1/10 - 9/30/12:	$98,260.50 per month.

m)	PREPAID RENT: None

n)	TOTAL SECURITY DEPOSIT: $200,000 See Section 33 below

o)	BROKER(S):

i) Landlord: Lisa Stewart, Urbis Partners, L.L.C.

ii) Tenant: Ed Curtis and Clay Nielsen, Washington Partners, Inc.

p)	GUARANTOR(S): None

Section 1 represents a summary of the basic terms of this Lease. In the event of any inconsistency between the terms contained in Section 1 and any specific clause of this Lease, the terms of the more specific clause shall prevail.

2.	Definitions. Unless otherwise defined herein, the following terms shall have the following meanings.

a)	“Business Hours” shall mean Monday through Friday, 8:00 a.m. to 6:00 p.m., and 8:00 a.m. to 12:00 p.m. on Saturdays (excluding Holidays), or as may be amended in writing by Landlord from time to time during the Term of this Lease, but Business Hours shall not in any event begin later than 8:00 a.m. or end earlier than 6:00 p.m. on any weekday (excluding holidays), or begin later than 8:00 a.m. or end earlier than 12:00 noon on any Saturday (excluding holidays).

b)	Common Areas” shall mean the Building’s common entrances, lobbies, restrooms, elevators, stairways and access-ways, loading docks, ramps, drives and platforms and any passageways and service-ways thereto, and the common pipes, conduits, wires and appurtenant equipment serving the Premises: and loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas and similar areas and facilities appurtenant to the Building.

c)	“Default Rate” shall mean fifteen percent (15%), or the highest rate permitted by applicable Law, whichever shall be less.

d)	“Holder” shall mean the holder of any Mortgage at the time in question, and where such Mortgage is a ground lease, such term shall refer to the ground lessor.

e)	“Holidays” shall mean all federally observed holidays, including New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Veterans’ Day, Thanksgiving Day, Christmas Day.

f)	“Landlord” and “Tenant” shall be applicable to one or more Persons as the case may be, and the singular shall include the plural, and the neuter shall include the masculine and feminine; and if there be more than one, the obligations thereof shall be joint and several. For purposes of any provisions indemnifying or limiting the liability of Landlord, the term “Landlord” shall include Landlord’s present and future partners, beneficiaries, trustees, officers, directors, principals, agents, affiliates, successors and assigns, and for purposes of any provisions indemnifying or limiting the liability of Tenant, the term “Tenant” shall include Tenant’s present and future partners, beneficiaries, trustees, officers, directors, principals, agents, affiliates, successors and assigns.

9)	“Law” shall mean all federal, state, county and local governmental and municipal laws, statutes, ordinances, rules, regulations, codes, decrees, orders and other such

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requirements, applicable equitable remedies and decisions by courts in cases where such decisions are considered binding precedents in the state in which the Property is located, and decisions of federal courts applying the Laws of such State.

h)	“Mortgage” shall mean all mortgages, deeds of trust, ground leases and other such encumbrances now or hereafter placed upon the Property or Building, or any part thereof and all renewals, modifications, consolidations, replacements or extensions thereof and all indebtedness now or hereafter secured thereby and all interest thereon.

i)	“Person” shall mean an individual, trust, partnership, joint venture, association, corporation, limited liability company and any other entity.

j)	“Prime Rate” shall mean the prime rate (or base rate) reported in the Money Rates column or section of The Wall Street Journal as being the base rate on corporate loans at large U.S. money center commercial banks (whether or not such rate has actually been charged by any such bank) on the first day on which The Wall Street Journal is published in the month preceding the month in which the subject costs are incurred.

k)	“Property” shall mean the Building, and any common or public areas or facilities, easements, corridors, lobbies, sidewalks, loading areas, driveways, landscaped areas, sky-walks, and any and all other structures or facilities operated or maintained in connection with and for the benefit of the Building, and all parcels or tracts of land on which all or any portion of the Building or any of the other foregoing items are located, and any fixtures, machinery, equipment, apparatus, Systems and Equipment, furniture and other personal property located thereon or therein and used in connection therewith, whether title is held by Landlord or its affiliates. Possession of areas necessary for utilities, services, safety and operation of the Property, including the Systems and Equipment, fire stairways, perimeter walls, space between the finished ceiling of the Premises and the slab of the floor or roof of the Property there above, and the use thereof together with the right to install, maintain, operate, repair and replace the Systems and Equipment, including any of the same in, through, under or above the Premises in locations that will not materially interfere with Tenant’s use of the Premises, are hereby excepted and reserved by Landlord, and not demised to Tenant, provided, if the such installation, maintenance, operation, repair or replacement of the Systems and Equipment results in the loss of the use of any portion of the Premises, the Base Rent shall be reduced in proportion to the portion of the Premises Tenant is no longer able to use; and provided further that Landlord shall pay all costs of modifications to Tenant’s then existing improvements that are necessitated by Landlord’s exercise of the foregoing right.

l)	“Systems and Equipment” shall mean any plant, machinery, transformers, duct work, cable, wires for Landlord use, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, Landlord communications, alarm, security, or fire/life/safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment for the Property.

m)	“Term” shall mean the period of time set forth in Section 1j) above.

3.	Premises. Commencing on and continuing throughout the Term of this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises as defined in Section 1g). The Premises shall be improved as set forth in Work Letter attached hereto and made a part hereof as Exhibit B, as more fully described below.

4.	Term. The term of this Lease shall be for the period designated in Section 1j),commencing on the Commencement Date, and ending on the expiration of such period, unless the term shall be sooner terminated as hereinafter provided.

a)	The Commencement Date shall not be extended or delayed on account of any delays; provided, however, that the Rent Commencement Date defined in Section 5 below shall be postponed, and, in addition to any other abatement provided in this Lease, Rent shall be abated after the Rent Commencement Date, one day for each day or partial day of delay to the extent that Landlord fails to deliver possession of the Premises for any reason, including but not limited to holding over by prior occupants, by July 31, 2004. Notwithstanding the foregoing, upon the execution of this Lease Tenant shall have non-exclusive access to the Premises for the purpose of constructing the Tenant Improvements.

b)	During any period that Tenant shall be permitted to enter the Premises prior to the Commencement Date other than to occupy the same (e.g., to perform alterations or improvements), Tenant shall comply with all terms and provisions of this Lease, except

OFFICE LEASE	PAGE 3

those provisions requiring the payment of Rent. Tenant shall not have any obligations with respect to the Premises or with respect to maintenance of insurance until possession of the Premises has been delivered to Tenant.

5.	Base Rent. The Base Rent for the Term of this Lease shall be as set forth in Section 1l) above, payable in advance on or before the first day of each calendar month during the Term from and after October 1, 2005 (the “Rent Commencement Date”) without offset or demand except that Base Rent for the first full calendar month for which Base Rent shall be due, shall be paid when Tenant executes this Lease. The Base Rent set forth in Section 1l) does not include the repayment of the Additional Allowance as provided in Section 8 of the Work Letter Agreement, and, when determined, the repayment of the Additional Allowance shall be included in Base Rent. If the Term commences on a day other than the first day of a calendar month, or ends on a day other than the last day of a calendar month, then the Base Rent for such month shall be prorated on the basis of the actual number of days in that month.

6.	Additional Rent.

a)	Taxes. Commencing January 1, 2006, Tenant shall, in addition to all other sums due under this Lease, pay Landlord an amount equal to Tenant’s Pro rata Share of Taxes, as defined below, in excess of the amount of Taxes paid or payable by Landlord during the calendar year 2005 (“Base Tax Year”).

i)	“Taxes” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, including without limitation, real estate taxes, general and special assessments, transit taxes, water and sewer rents, taxes based upon the receipt of rent including gross receipts or sales taxes applicable to the receipt of rent or service or value added taxes (unless required to be paid by Tenant under Section 19, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, Systems and Equipment, appurtenances, furniture and other personal property used in connection with the Property which Landlord shall pay or which is payable during any calendar year, any portion of which occurs during the Term (without regard to any different fiscal year used by such government or municipal authority) because of or in connection with the ownership, leasing and operation of the Property. Notwithstanding the foregoing, there shall be excluded from Taxes all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and any other tax that is applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Property). If the method of taxation of real estate prevailing at the time of execution hereof shall be, or has been altered, so as to cause the whole or any part of the taxes now, hereafter or heretofore levied, assessed or imposed on real estate to be levied, assessed or imposed on Landlord, wholly or partially, as a capital levy or otherwise, or on or measured by the rents received therefrom, then such new or altered taxes attributable to the Property shall be included within the term “Taxes” except that the same shall not include any enhancement of said tax attributable to other income of Landlord. Any expenses incurred by Landlord in attempting to protest, reduce or minimize Taxes shall be included in Taxes in the calendar year such expenses are paid. Tax refunds shall be allocated to the year to which the refund applies. If Taxes for the Base Tax Year are reduced as the result of protest, or by means of agreement, or as the result of legal proceedings or otherwise, Landlord may adjust Tenant’s obligations for Taxes in all years following the Tax Base Year, and Tenant shall pay Landlord within thirty (30) days after notice any additional amount required by such adjustment for any such years or portions thereof that have theretofore occurred. Landlord represents that it has not appealed the valuation of the Property with respect to taxes payable in 2005 as of the date of this Lease. If Taxes for any period during the Term or any extension thereof, shall be increased after payment thereof by Landlord, for any reason, including without limitation error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord within thirty (30) days after notice (accompanied by such documentation establishing the increase as Tenant may reasonably request) Tenant’s Pro rata Share of such increased Taxes. Tenant shall pay increased Taxes whether Taxes are increased as a result of increases in the assessments or valuation of the Property (whether based on a sale, change in ownership or refinancing of the Property or otherwise), increases in the tax rates, reduction or elimination of any rollbacks or other deductions available under current law, scheduled reductions of any tax abatement, as a result of the elimination, invalidity or withdrawal of any tax abatement, or for any other cause whatsoever; provided, however, that the term “Taxes” shall not include penalties or interest imposed as a consequence of late payment of Taxes. Notwithstanding the foregoing, if any Taxes shall be paid

OFFICE LEASE	PAGE 4

based on assessments or bills by a governmental or municipal authority using a fiscal year other than a calendar year, Landlord may elect to average the assessments or bills for the subject calendar year, based on the number of months of such calendar year included in each such assessment or bill.

b)	Operating Expenses. Commencing January 1, 2006, Tenant shall, in addition to all other sums due under this Lease, pay Landlord an amount equal to Tenant’s Pro rata Share of Operating Expenses, as defined below, in excess of the amount of Operating Expenses paid or payable by Landlord during the calendar year 2005 (“Base Expense Year”).

i)	“Operating Expenses” shall mean all costs of operation and maintenance attributable to the Property (“Operating Expenses”) as determined by standard accounting practices, including, without limitation, the following costs by way of illustration: Common Area operation and maintenance charges; water and sewer charges; the cost of insurance (including any deductible amount) which Landlord elects to maintain with respect to the Property, including, without limitation, rental income insurance and all other forms of insurance; utilities; janitorial services; security; labor; utilities surcharges; costs (which shall be amortized as described below), including financing costs, for capital expenditures, prorated on a monthly basis, that are (i) required by a governmental entity for energy conservation, life safety or other purposes, or (ii) made by Landlord to reduce Operating Expenses, which costs shall be amortized over the useful life of such improvements in accordance with such reasonable life and amortization schedules as shall be determined by Landlord in accordance with generally accepted accounting principles, with interest on the unamortized amount at one percent (1%) in excess of the Prime Rate, or such higher rate as may have been paid by Landlord on borrowed funds; the fair market rental value of any onsite building management office, management fees for independent contractors performing management services, wages and salaries of employees used in the management, operation and maintenance of the Property, payroll taxes and similar governmental charges with respect thereto and administrative fees; legal and accounting fees incurred in connection with the operation, maintenance and administration of the Property which are acceptable under generally accepted accounting principles; air conditioning; waste disposal; heating; ventilating; elevator maintenance; supplies; materials; equipment; tools; and maintenance costs and upkeep of all Common Areas, including, without limitation, the cost and expense of maintenance.

Operating Expenses shall not include (i) the initial construction costs of the Property, the costs of providing tenant improvements to Tenant or any other tenant, or the depreciation of such costs; (ii) debt service (including, without limitation, interest, principal and any impound payments) required to be made on any Mortgage with respect to all or any part of the Property other than financing costs for capital expenditures set forth in the immediately preceding sentence; (iii) any rent payable under any ground lease now or hereafter affecting the Property; (iv) capital expenditures except as specifically included in the immediately preceding sentence; (v) the cost of repairs or other work occasioned by fire, windstorm, earthquake, flood or other casualty or loss in excess of insurance proceeds therefor, or by the exercise of eminent domain; (vi) deductibles under Landlord’s insurance policies in excess of $50,000 in any one calendar year; (vii) (viii) rental concessions or lease buyouts; (viiii) the amounts by which the cost of any work or service performed for and electricity supplied to any tenant or occupant (other than Tenant) exceeds the greater of (A) the cost of the standard amount or level of such work, service or electricity provided to tenants or occupants of the Building in general, or (B) the cost of the amount or level of work, service or electricity made available by Landlord to Tenant under this Lease; (x) depreciation, except as specifically provided above; (xi) Landlord’s general overhead and any other expense not directly related to the Building; (xii) advertising and promotional expenses with respect to leasing space in or selling the Building; (xiii) brokerage, legal and professional fees (A) expended by Landlord in connection with negotiating and entering into any leases and any related instruments (including, without limitation, guaranties, surrender agreements, leasing amendments and consents to assignment or subletting) with any tenant or other occupant of any portion of the Building, and the enforcement of any such instruments, or (B) which are expended or incurred by Landlord in connection with the negotiation and entering of sale, ground lease, financing, partnership or similar transactions pertaining to the Building, or any portion thereof, and/or to Landlord or an interest in Landlord, including without limitation, promissory notes, security deeds, mortgages, ground or master leases, purchase and sale agreements, options, and any and all similar and/or related documents, instruments and agreements; (xiv) wages, salaries and other compensation paid to employees of the Landlord at the Building who are above

OFFICE LEASE	PAGE 5

dthe level of Building manager; (xv) costs and expenses of maintenance and operation of any parking facility in or serving the Building except to the extent that they exceed any revenues for parking received from such operation; (xvi) the cost of defending against claims in regard to the existence or release of hazardous substances or materials at the Building and costs of any clean-up of any such hazardous substances or materials (except with respect to those costs for which Tenant is otherwise responsible pursuant to the express terms of this Lease); (xvii) interest, penalties or damages incurred by Landlord for late payment of taxes or assessments or under any agreement to which Landlord is a party by reason of the breach or default of Landlord; (xviii) expenses incurred in connection with relocating tenants in the Building; (xvix) the cost of installing, operating and maintaining any specialty service or special facility such as an observatory, broadcasting facilities, health club, cafeteria, or dining facility or luncheon club, other than those facilities generally made available to tenants of the Building without cost; (xx) costs of acquiring and securing works of art; xi) amounts received by Landlord through proceeds of insurance to the extent the proceeds are compensation for expenses which were previously included in Building operating costs charged to tenants; (xii) costs related to public transportation, transit or van pools; and (xiii) specific costs incurred for the account of specific tenants of the Property.

Notwithstanding the foregoing definitions, as to each specific category for which one or more tenants of the Property either pays directly to third parties or specifically reimburses Landlord (e.g., separately metered utilities, separately contracted janitorial service, property taxes directly reimbursed to Landlord, etc.), such tenant’s payments with respect thereto shall not be included in Operating Expenses for purposes of this definition and, for each such specific category of Operating Expenses, Tenant’s Percentage shall be adjusted by excluding from the calculation thereof the rentable area of all tenants paying such category of Operating Expenses directly to third parties or reimbursing the same directly to Landlord.

c)	Tenant’s Pro rata Share. “Tenant’s Pro rata Share” of Taxes and Operating Expenses shall be the rentable area of the Premises divided by the rentable area of the Property on the last day of the calendar year for which Taxes or Operating Expenses are being determined. Except as provided expressly to the contrary herein, the “rentable area of the Property” shall include all rentable area of all space leased or available for lease at the Property, which Landlord may reasonably re-determine from time to time, to reflect re-configurations, additions or modifications to the Property. With respect to all Operating Expenses that vary with occupancy, the actual costs thereof for the Base Expense Year and for each year thereafter shall be adjusted to reflect Operating Expenses as if the Building had been 100% occupied. If the Property or any development of which it is a part, shall contain non-office uses, Landlord shall have the right to determine in accordance with sound accounting and management principles, Tenant’s Pro rata Share of Taxes and Operating Expenses for only the office portion of the Property or of such development, in which event, Tenant’s Pro rata Share shall be based on the ratio of the rentable area of the Premises to the rentable area of such office portion. Similarly, if the Property shall contain tenants who do not participate in all or certain categories of Taxes or Operating Expenses on a pro rata basis, Landlord may exclude the amount of Taxes or Operating Expenses, or such categories of the same, as the case may be, attributable to such tenants, and exclude the rentable area of their premises, in computing Tenant’s Pro rata Share. All of the above notwithstanding, adjustments made by Landlord pursuant to the previous two sentences shall be fair and equitable and Landlord shall not be entitled thereby to recover more than 100% of Taxes or Operating Expenses for any calendar year.

d)	Manner of Payment. Taxes and Operating Expenses shall be paid in the following manner:

i)	Landlord shall reasonably estimate in advance the amounts Tenant shall owe for Taxes and Operating Expenses for the forthcoming full or partial calendar year of the Term. Tenant shall pay such estimated amounts, in equal monthly payments, on or before the first day of each calendar month, together with Tenant’s payment of Base Rent. Such estimate may be reasonably adjusted from time to time by Landlord.

ii)	Within one hundred twenty days (120) days after the end of each calendar year, or as soon thereafter as practicable, Landlord shall provide a statement (the “Statement”) to Tenant showing: (a) the amount of actual Taxes and Operating Expenses for such calendar year, with a listing of amounts for major categories of Operating Expenses, and such amounts for the Base Years, (b) the amounts paid by Tenant towards Taxes and Operating Expenses during such calendar year on an estimated basis, and (c) any revised estimate of Tenant’s obligations for Taxes and Operating Expenses for the current calendar year.

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iii)	If the Statement shows that Tenant’s estimated payments were less than Tenant’s actual obligations for Taxes and Operating Expenses for such year, Tenant shall pay the difference. If the Statement shows an increase in Tenant’s estimated payments for the current calendar year, Tenant shall pay the difference between the new and former estimates, for the period from January 1 of the current calendar year through the month in which the Statement is sent. Tenant shall make such payment within thirty (30) days after it receives Landlord’s Statement.

iv)	If the Statement shows that Tenant’s estimated payments exceeded Tenant’s actual obligations for Taxes and Operating Expenses, Tenant shall receive a credit for the difference against payments of Rent next due. If the Term shall have expired and no further Rent shall be due, Tenant shall receive a refund of such difference, within thirty (30) days after Landlord sends the Statement to Tenant’s last known address.

v)	So long as Tenant’s obligations hereunder are not materially adversely affected thereby, Landlord reserves the right to reasonably change, from time to time, the manner or timing of the foregoing payments so long as equal periodic payments, no less frequently than quarterly, are required. In lieu of providing one Statement covering Taxes and Operating Expenses, Landlord may provide separate statements, at the same or different times. No delay by Landlord in providing the Statement (or separate statements) shall be deemed a default by Landlord or a waiver of Landlord’s right to require payment of Tenant’s obligations for actual or estimated Taxes or Operating Expenses; provided, however, that any Statement rendered by Landlord and paid by Tenant shall be conclusive and binding on both parties 360 days after the date of the Statement, subject, however, to adjustment pursuant to the audit procedures described in subsection g) below. In no event shall a decrease in Taxes or Operating Expenses below the Base Year amounts, ever decrease the monthly Base Rent, or give rise to a credit in favor of Tenant.

e)	Proration. If the Term ends other than on December 31, Tenant’s obligation to pay estimated and actual amounts towards Taxes and Operating Expenses for such final calendar year shall be prorated to reflect the portion of that year that is included in the Term. Such proration shall be made by multiplying the total estimated or actual (as the case may be) Taxes and Operating Expenses, for such calendar year, as well as the Base Year amounts, by a fraction, the numerator of which shall be the number of days of the Term during such calendar year, and the denominator of which shall be 365.

f)	Base Year Adjustments. Landlord may exclude from the Base Expense Year, any non-recurring items, including capital expenditures otherwise permitted as Operating Expenses of the Lease (and shall only include the amortization of such expenditures in subsequent year Operating Expenses, including any remaining amortization of permitted capital expenditures made prior to or after the Commencement Date). If Landlord eliminates from any subsequent year’s Operating Expenses a recurring category of expenses previously included in the Base Expense Year, Landlord may subtract such category from the Base Expense Year commencing with such subsequent year.

g)	Review of Landlord’s Statements. Provided that Tenant is not then in default beyond any applicable cure period of its obligations to pay Base Rent, Taxes, Operating Expenses, or any other payments required to be made by it under this Lease and provided further that Tenant strictly complies with the provisions of this Section, Tenant shall have the right, once each calendar year, to reasonably review supporting data for all or any portions of that specific Statement(s) for the preceding calendar year (provided, however, Tenant may have an audit right to only that documentation relating to Property operations that is reasonably necessary to allow Tenant to make a determination of the accuracy of the Statement or Statements received by Tenant with respect to the relevant calendar year) in accordance with the following procedure:

i)	Tenant shall, within one hundred twenty (120) days after any such Statement is delivered, deliver a written notice to Landlord of its intent to review the supporting data for one or more Statements given the previous calendar year, specifying the Statement(s) to be reviewed and, if relevant, the particular portions of the Statements to be reviewed. Except as expressly set forth in Subsection iii) below, in no event shall Tenant be entitled to withhold, deduct, or offset any monetary obligation of Tenant to Landlord under the Lease (including, without limitation, Tenant’s obligation to make all payments of Base Rent and all payments of Tenant’s Tax and Operating Expense Adjustment) pending the completion any review of records under this Section. The right of Tenant under this Section may only be exercised once for any calendar year.

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ii)	Tenant acknowledges that Landlord may maintain its records for the Property off site and Tenant agrees that any review of records under this Section shall be at the sole expense of Tenant and shall be conducted either by Tenant itself or by an independent firm of certified public accountants having significant experience in auditing property management records. Tenant acknowledges and agrees that any records reviewed under this Section constitute confidential information of Landlord, which shall not be disclosed to anyone other than the employees of Tenant or of the independent accountants performing the review, and the principals of Tenant who receive the results of the review. Any third parties who are engaged to perform the review for Tenant shall be required to agree to the foregoing terms.

iii)	Any errors disclosed by the review shall be promptly corrected by Landlord provided, however, that if Landlord disagrees with any such claimed errors, Landlord shall have the right to cause another review to be made by an independent firm of certified public accountants having significant experience in auditing property management records. The parties shall work together in good faith to resolve any disagreement resulting from the review(s) undertaken pursuant to this subsection g). In the event that the results of the review(s) of records reveal that Tenant has overpaid obligations for a preceding period, the amount of such overpayment shall be credited against Tenant’s subsequent installment obligations to pay the estimated Tax and Operating Expenses or, if the Lease Term has expired, shall be refunded to Tenant within thirty (30) days. In the event that such results show that Tenant’s payments have been accurate or that Tenant has underpaid its obligations for a preceding period, the amount of such underpayment shall be paid by Tenant to Landlord with the next succeeding installment obligation of estimated Tax and Operating Expenses.

h)	Rent and Other Charges. Base Rent, Taxes, Operating Expenses, and any other amounts which Tenant is or becomes obligated to pay Landlord under this Lease or other agreement entered in connection herewith, are sometimes herein referred to collectively as “Rent,” and all remedies applicable to the non-payment of Rent shall be applicable thereto. All Rent, and all other amounts payable to Landlord by Tenant pursuant to the provisions of this Lease, shall be paid to Landlord, without notice, demand, abatement, deduction or offset, in lawful money of the United States at Landlord’s office in the Property or to such other person or at such other place as Landlord may designate from time to time by written notice given to Tenant. No payment by Tenant or receipt by Landlord of a lesser amount than the correct Rent due hereunder shall be deemed to be other than a payment on account; nor shall any endorsement or statement or any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any other remedy in this Lease or at law or in equity provided.

i)	Late Charge; Interest. Tenant acknowledges that the late payment of Rent or any portion thereof or any other amounts payable by Tenant to Landlord hereunder may cause Landlord to incur administrative costs and other damages, the exact amount of which would be impracticable or extremely difficult to ascertain. Landlord and Tenant agree that if Landlord does not receive any payment of any such Rent or portion thereof on or before ten (10) business days after the date the payment is due, Tenant shall pay to Landlord, as additional rent, (a) a late charge equal to five percent (5%) of the overdue amount to cover such additional administrative costs; and (b) interest on the delinquent amounts at the Default Rate from the date due to the date paid.

7.	Condition of Premises. Tenant acknowledges that Landlord has not made any representation or warranty with respect to the condition of the Premises or the Property or with respect to the suitability or fitness of either for the conduct of Tenant’s permitted use or for any other purpose. Tenant represents and warrants that Tenant has walked through and inspected the Property and the Premises and, except only for Landlord’s Work, it has accepted the Premises in its as-is where-is condition.

8.	Use and Rules. Tenant shall use the Premises for general office purposes and no other purpose whatsoever, in compliance with all applicable Laws, and without disturbing or interfering with any other tenant or occupant of the Property. Tenant shall not use the Premises in any manner so as to cause a cancellation of Landlord’s insurance policies, or an increase in the premiums thereunder. Landlord represents and warrants to Tenant that general office use in the Premises will not cause either a cancellation of Landlord’s insurance policies or any increase in the premiums thereunder. Tenant shall comply with all rules set forth in Exhibit D attached hereto (the “Rules”). Landlord shall have the right to reasonably amend such Rules and supplement the

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same with other reasonable Rules (not expressly inconsistent with this Lease) relating to the Property, or the promotion of safety, care, cleanliness or good order therein, and all such amendments or new Rules shall be binding upon Tenant after five (5) days notice thereof to Tenant. Nothing herein shall be construed to give Tenant or any other Person any claim, demand or cause of action against Landlord arising out of the violation of such Rules by any other tenant, occupant, or visitor of the Property, or out of the enforcement or waiver of the Rules by Landlord in any particular instance; provided, however, that Landlord shall enforce all Rules equitably.

9.	Services and Utilities. Landlord agrees to furnish or cause to be furnished to the Premises the following utilities and services, subject to the conditions and standards set forth herein. Any amounts which Tenant is required to pay to Landlord pursuant to this Section shall be payable upon demand by Landlord and shall constitute additional rent.

a)	Elevator Service. Landlord shall provide non-attended automatic elevator service for passengers and freight elevator service during Business Hours and, subject to Section 9f) below, elevator service, shall be available to the Premises at all times.

b)	HVAC. During Business Hours, such air conditioning, heating and ventilation as are reasonably required for the comfortable use and occupancy of the Premises; provided, however, that if Tenant shall require heating, ventilation or air-conditioning in excess of that which Landlord shall be required to provide hereunder, Landlord shall provide such additional heating, ventilation or air conditioning at such rates and upon such additional conditions as shall be reasonably determined by Landlord from time to time. As of the date of this Lease, the charge for after-hours HVAC service is $.50 per ton of HVAC per hour.

c)	Electric Service. Landlord shall provide at all times (subject to Section 9f) below, electric current as required for building standard lighting, fractional horsepower office machines, personal computers, a server room designed to serve Tenant’s expected computing and communications needs (as described on Exhibit B and attachments to that exhibit) and similar standard office equipment. Tenant shall not install, or permit the installation, in the Premises of any equipment or machines which will increase Tenant’s use of electric current in excess of the standard office requirements described above without Landlord’s prior written consent. If Tenant shall require electric current which may disrupt the provision of electrical service to other tenants, Landlord may refuse to grant its consent. If Tenant’s increased electrical requirements will materially affect the temperature level in the Premises or the Property, Landlord’s consent may be conditioned upon Tenant’s requirement to pay such amounts as will be incurred by Landlord to install and operate any machinery or equipment necessary to restore the temperature level to that otherwise required to be provided by Landlord, including but not limited to the cost of modifications to the air conditioning system. In the event more than one provider of electric service is available to the Building or the Premises, Landlord shall, in its sole discretion, have the right to elect such service provider and Tenant shall not purchase electrical service from any third party without Landlord’s prior consent, which consent shall not be unreasonably withheld or delayed. Tenant shall purchase all non-standard light bulbs, fluorescent tubes, ballasts, or starters used in the Premises from Landlord; standard light bulbs, tubes, ballasts and starters shall be provided by Landlord at its expense. Landlord shall not, in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may incur or sustain if, for any reasons beyond Landlord’s control, either the quantity or character of electric service is changed or is no longer available or suitable for Tenant’s requirements. Any riser or risers (and all other equipment proper or necessary in connection therewith) required after the commencement of the Term to supply Tenant’s electrical requirement will, upon Tenant’s written request (and at its sole expense as additional rent), be installed by Landlord, so long as feasible. If any tax is imposed upon Landlord’s receipts from the sale or resale of electrical energy or gas or telephone service to Tenant by any governmental authority, Tenant covenants that, where permitted by Law, Tenant’s pro rata share of such taxes shall be paid by Tenant to Landlord.

d)	Water. Water for drinking and rest room purposes.

e)	Janitorial. Customary janitorial, trash removal and cleaning services Monday through Friday or Sunday through Thursday in and about the Premises, provided that the Premises are used exclusively for office purposes and are kept reasonably in order by Tenant.

f)	Interruption of Services. Landlord shall not be liable for any failure to furnish, stoppage of, or interruption in furnishing any of the services or utilities described herein, when such failure is caused by accident, breakage, repairs, strikes, lockouts, labor disputes, labor disturbances, governmental regulation, civil disturbances, acts of war, moratorium or other governmental action, or computer software weaknesses (such as the Year 2000 problem), or any other cause beyond Landlord’s control, and, in such event, Tenant shall

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not be entitled to any, damages nor shall any failure or interruption abate or suspend Tenant’s obligation to pay Rent and additional rental required under this Lease or constitute or be construed as a constructive or other eviction of Tenant. Further, in the event any governmental authority or public utility promulgates or revises any law, ordinance, rule or regulation, or issues mandatory controls or voluntary controls relating to the use or conservation of energy, water, gas, light or electricity, the reduction of automobile or other emissions, or the provision of any other utility or service, Landlord may take any reasonably appropriate action to comply with such law, ordinance, rule, regulation, mandatory control or voluntary guideline without affecting Tenant’s obligations hereunder. Landlord shall not be responsible for, and Tenant waives any rights with respect to, providing security or other protection for Tenant or its employees, invitees or property in or about the Premises or the Property. All of the above notwithstanding, if any interruption of utilities or services renders all or any part of the Premises untenantable for their intended purposes for more than five (5) business days, then Tenant’s obligation to pay Rent with respect to the portion that has been rendered untenantable shall abate for the period of time that they remain untenantable.

g)	Monitoring Excess Use. The parties intend and believe that the utilities supplied to the Premises upon completion of Landlord’s Work and the initial Tenant Improvements will be sufficient for Tenant’s use and that Tenant’s use will not exceed that nominally used by a tenant occupying similar office space for similar office purposes, which shall not in any event be less than the use described in the first sentence of 9c) above (“Utility Use Standard”). If Tenant’s actual use of utilities is in excess of the Utility Use Standard, then, with the exception of excess use of the HVAC which shall be subject to Section 9b) above, Tenant shall pay Landlord upon demand as additional rent, the cost of such excess utility usage in addition to any other rent or charge due from Tenant under this Lease. In addition, and only in that instance, Landlord may install and operate additional meters or any other reasonable system for monitoring or estimating any services or utilities used by Tenant in excess of those required to be provided by Landlord under this Section (including a system for Landlord’s engineer to reasonably estimate any such excess usage) at Tenant’s sole cost. If such system indicates that Tenant’s use actually exceeds the Utility Use Standard, then Tenant shall pay Landlord’s charges for installing and operating such system and any supplementary heat, electrical or other systems or equipment (or adjustments or modifications to the existing Systems and Equipment) that are required as a direct result of Tenant’s use in excess of the Utility Use Standard, and Landlord’s charges for such amount of excess services or utilities used by Tenant.

10.	Alterations and Liens.

a)	Alterations. Tenant shall make no additions, changes, alterations or improvements (the “Work”) to the Premises or the Systems and Equipment pertaining to the Premises without the prior written consent of Landlord, except that Tenant may, without Landlord’s consent, make cosmetic alterations to the Premises that do not impact or require alterations to the Systems and Equipment so long as the costs of the alterations do not exceed $750,000 in any year, and provided that Landlord shall not in any event unreasonably withhold, condition or delay its consent. Landlord may impose as a condition of such consent such requirements as Landlord in its reasonable discretion deems necessary or desirable including, without limitation, the submission of plans and specifications for Landlord’s prior written approval, obtaining necessary permits, obtaining insurance, prior approval of contractors, subcontractors and suppliers, prior receipt of copies of all contracts and subcontracts, contractor and subcontractor lien waivers, affidavits listing all contractors, subcontractors and suppliers, use of union labor (if Landlord uses union labor for such work in the Building), affidavits from engineers acceptable to Landlord stating that the Work will not adversely affect the Systems and Equipment or the structure of the Property, and reasonable requirements as to the manner and times in which such Work shall be done. All Work shall be performed in a good and workmanlike manner and all materials used shall be of a quality comparable to or better than those in the Premises and Property and shall be in accordance with plans and specifications approved by Landlord, and Landlord may require that all such Work be performed under Landlord’s supervision. In all cases, Tenant shall pay Landlord a fee of two percent (2%) of the total cost of the Work above the $50,000 annual threshold to cover Landlord’s overhead in reviewing Tenant’s plans and specifications and performing any supervision of the Work. If Landlord consents or supervises, the same shall not be deemed a warranty as to the adequacy of the design, workmanship or quality of materials, and Landlord hereby expressly disclaims any responsibility or liability for the same. Landlord shall under no circumstances have any obligation to repair, maintain or replace any portion of the Work. The foregoing provisions shall not apply to Landlord’s Work or to the initial Tenant Improvements, which shall be governed by the terms of Exhibit B.

b)	Liens. Tenant shall keep the Property and Premises free from any mechanic’s, materialman’s or similar liens or other such encumbrances in connection with any Work

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on or respecting the Premises not performed by or at the request of Landlord, and shall indemnify and hold Landlord harmless from and against any claims, liabilities, judgments, or costs (including attorneys’ fees) arising out of the same or in connection therewith. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any Work on the Premises (or such additional time as may be necessary under applicable Laws), to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within thirty (30) days after written notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord’s title to the Property or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Property or Premises arising in connection with any Work on or respecting the Premises not performed or at the request of Landlord shall be null and void, or at Landlord’s option shall attach only against Tenant’s interest in the Premises and shall in all respects be subordinate to Landlord’s title to the Property and Premises.

11.	Repairs. Except for customary cleaning and trash removal provided by Landlord under Section 9, and damage covered under Sections 12 and 14, Tenant shall keep the Premises in good and sanitary condition, working order and repair (including without limitation, carpet, wall-covering, doors, plumbing and other fixtures, equipment, alterations and improvements whether installed by Landlord or Tenant). In the event that any repairs, maintenance or replacements are required, Tenant shall promptly arrange for the same either through Landlord for such reasonable charges as Landlord may from time to time establish, or such contractors as Landlord generally uses at the Property or such other contractors as Landlord shall first approve in writing, and in a first class, workmanlike manner approved by Landlord in advance in writing. If Tenant does not promptly make such arrangements, Landlord may, but need not, make such repairs, maintenance and replacements, and the costs paid or incurred by Landlord therefor shall be reimbursed by Tenant promptly after request by Landlord. Landlord and its contractors shall have the right, at all reasonable times and upon reasonable notice, to enter upon the Premises to make any repairs to the Premises or the Property reasonably required or deemed reasonably necessary by Landlord and to erect such equipment, including scaffolding, as is reasonably necessary to effect such repairs. Tenant shall indemnify Landlord and pay for any repairs, maintenance and replacements to areas of the Property outside the Premises, caused, in whole or in part, as a result of moving any furniture, fixtures, or other property to or from the Premises, or by Tenant or its employees, agents, contractors, or visitors.

12.	Casualty Damage. Subject to the provisions of this Section 12, if the Premises or any Common Areas of the Property providing access thereto shall be damaged by fire or other casualty, Landlord shall repair and restore the same. Such restoration shall be to substantially the condition prior to the casualty, except for modifications required by zoning and building codes and other Laws or by any Holder, any other modifications to the Common Areas deemed desirable by Landlord (provided access to the Premises is not materially impaired), and except that Landlord shall not be required to repair or replace any of Tenant’s furniture, furnishings, fixtures or equipment. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof. However, Landlord shall allow Tenant a proportionate abatement of Rent during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease and not used by Tenant for the conduct of business as a result thereof. Notwithstanding the foregoing to the contrary, Landlord may elect to terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of damage (such termination notice to include a termination date providing at least one hundred twenty (120) days for Tenant to vacate the Premises, to the extent Tenant is still able to occupy the Premises), if the Property shall be damaged by fire or other casualty or cause such that: (a) repairs to the Premises and access thereto cannot reasonably be completed within 270 days after the casualty without the payment of overtime or other premiums, (b) more than 65% of the Premises is affected by the damage, and fewer than 24 months remain in the Term, or any material damage occurs to the Premises during the last 12 months of the Term, (c) the cost of the repairs, alterations, restoration or improvement work would exceed 35% of the replacement value of the Property, or the nature of such work would make termination of this Lease necessary, or (d) the damage is not covered by any insurance and would not be covered by an “all risk” policy of property damage insurance, the cost to repair is reasonably estimated to exceed $250,000, and Landlord has elected not to make the repairs and does not in fact make the repairs. Tenant agrees that Landlord’s obligation to restore, and the abatement of Rent provided herein, shall be Tenant’s sole recourse in the event of such damage, and waives any other rights Tenant may have under any applicable Law to terminate the Lease by reason of damage to the Premises or Property. Tenant acknowledges that this Section represents the entire agreement between the parties respecting damage to the Premises or Property.

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All of the above notwithstanding, if more than 35% of the Premises are destroyed or rendered untenantable by casualty, and if the repairs and restoration cannot reasonably be effected within 270 days after the date of the casualty, then Tenant shall have the right to terminate this Lease by written notice given to Landlord within 60 days after the date of the casualty.

13.	Insurance, Subrogation, and Waiver of Claims.

a)	Tenant Insurance. Tenant shall maintain during the Term comprehensive (or commercial) general liability insurance, with limits of not less than $3,000,000 combined single limit for personal injury, bodily injury or death, or property damage or destruction (including loss of use thereof) for any one occurrence. Tenant shall also maintain during the Term worker compensation insurance as required by statute, and primary, noncontributory, “all-risk” property damage insurance covering Tenant’s possessions, any tenant improvements, fixtures, personal property, furniture, equipment and inventory, business records, for damage or other loss caused by fire or other casualty or cause including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, explosion, business interruption, and other insurable risks in amounts not less than ninety percent (90%) of the full insurable replacement value of such property and of the full insurable value of such other interests of Tenant (subject to reasonable deductible amounts). Landlord will not carry insurance on Tenant’s possessions, fixtures, equipment, furniture or inventory and will not be responsible for any loss or damage thereto or for any of Tenant’s lost earnings or profits attributable to Tenant’s inability to fully use or obtain access to the Premises or Property.

i)	Tenant shall provide Landlord with certificates evidencing such coverage (and, with respect to liability coverage, showing Landlord and such other parties who are Holders or who manage the Property as Landlord shall designate from time to time as additional insureds) prior to the Commencement Date, which shall state that such insurance coverage may not be changed or canceled without at least twenty (20) days’ prior written notice to Landlord, and shall provide renewal certificates to Landlord at least twenty (20) days prior to expiration of such policies. All insurance required to be maintained by Tenant shall be issued by insurance companies authorized to do insurance business in the State of Washington and rated not less than A-VII in Best’s Insurance Guide. Landlord may periodically, but not more often than every five years, require that Tenant reasonably increase the aforementioned coverage. Except as provided to the contrary herein, any insurance carried by Landlord or Tenant shall be for the sole benefit of the party carrying such insurance. Any insurance policies hereunder may be “blanket polices.”

b)	Landlord Insurance. Landlord shall, as part of Operating Expenses, maintain during the Term comprehensive (or commercial) general liability insurance, with limits of not less than $3,000,000.00 combined single limit for personal injury, bodily injury or death, or property damage or destruction (including loss of use thereof) for any one occurrence. Landlord shall, as part of Operating Expenses, maintain during the Term worker compensation insurance as required by statute, and primary, non-contributory, extended coverage or “all-risk” property damage insurance, in an amount equal to at least ninety percent (90%) of the full insurable replacement value of the Property (exclusive of the costs of excavation, foundations and footings, and such risks required to be covered by Tenant’s insurance, and subject to reasonable deductible amounts), or such other amount necessary to prevent Landlord from being a co-insured, and such other coverage as Landlord shall deem appropriate or that may be required by any Holder.

c)	Release and Waiver of Subrogation. Neither Landlord nor Tenant shall be liable to the other or to any insurance company or companies (by way of subrogation or otherwise) insuring the other party or parties for any loss or damage to the Building or Premises, or to the tangible personal property of the other party or of any third party, occurring in or about the Premises or Building, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees, if such loss or damage would fall within the scope of a fire and other perils (all risk) policy of property damage insurance, whether or not the party or parties suffering the loss actually maintained such insurance. Each party shall obtain from its respective insurer under each insurance policy it maintains a waiver of all rights of subrogation which the insurer of that party may have against the other party, and Landlord and Tenant shall indemnify the other against any loss or expense, including reasonable attorneys’ fees, resulting from the failure to obtain such a waiver.

14.	Condemnation. If the whole or any material part of the Premises, or such portion of the Property as is reasonably required for continued use of the Premises for their intended purposes, shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be reconfigured or vacated

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by such authority in such manner as to require the use or reconstruction of any part of the Premises, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon ninety (90) days notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. Tenant shall have reciprocal termination rights if the whole or any material part of the Premises is permanently taken, or if access to the Premises is permanently materially impaired. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Term, and for moving expenses (so long as such claim does not diminish the award available to Landlord or any Holder, and such claim is payable separately to Tenant). All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated.

15.	Return of Possession. At the expiration or earlier termination of this Lease or Tenant’s right of possession, Tenant shall surrender possession of the Premises in as good as when received condition except for ordinary wear and tear, Landlord’s maintenance and repair obligations pursuant to this Lease, latent defects existing as of the Commencement Date, casualty, and damage resulting from condemnation. Tenant shall surrender all keys and any key cards or cards, to Landlord, and advise Landlord as to the combination of any locks or vaults then remaining in the Premises, and shall remove all trade fixtures and personal property. All improvements, fixtures and other items in or upon the Premises (except trade fixtures and personal property belonging to Tenant), whether installed by Tenant or Landlord, shall be Landlord’s property and shall remain upon the Premises, all without compensation, allowance or credit to Tenant. However, if as a condition of Landlord’s consent to any improvements Landlord so directs by notice, Tenant shall promptly remove such of the foregoing items as have been so designated, and restore the Premises to the condition prior to the installation of such items; provided, Landlord shall not require removal of the initial Tenant Improvements installed pursuant to Exhibit B of this Lease. If Tenant shall fail to perform any repairs or restoration required under Section 15, or fails to remove any items from the Premises required hereunder, Landlord may do so, and Tenant shall pay Landlord the cost thereof upon demand. All property removed from the Premises by Landlord pursuant to any provisions of this Lease or any Law may be handled or stored by Landlord at Tenant’s expense, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. All property not removed from Premises or retaken from storage by Tenant within thirty (30) days after expiration or earlier termination of this Lease or Tenant’s right to possession shall at Landlord’s option be conclusively deemed to have been conveyed by Tenant to Landlord as if by bill of sale without payment by Landlord. Unless prohibited by applicable Law, Landlord shall have a lien against such property for the costs incurred in removing and storing the same.

16.	Holding Over. Unless Landlord expressly agrees otherwise in writing, Tenant shall pay Landlord 150% of the amount of Rent then applicable (or the highest amount permitted by Law, whichever shall be less) prorated on per diem basis for each day Tenant shall retain possession of the Premises or any part thereof after expiration or earlier termination of this Lease without Landlord’s consent, together with all damages sustained by Landlord on account thereof. The foregoing provisions shall not serve as permission for Tenant to hold-over, nor serve to extend the Term (although Tenant shall remain bound to comply with all provisions of this Lease until Tenant vacates the Premises, and shall be subject to the provisions of Section 13). Notwithstanding the foregoing to the contrary, at any time before or after expiration or earlier termination of the Lease, Landlord may serve notice advising Tenant of the amount of Base Rent and other terms required, should Tenant desire to enter a month-to-month tenancy (and if Tenant shall hold over more than one (1) full calendar month after such notice, Tenant shall thereafter be deemed a month-to-month tenant, on the terms and provisions of this Lease then in effect, as modified by Landlord’s notice, and except that Tenant shall not be entitled to any renewal or expansion rights contained in this Lease or any amendments hereto). In addition, Tenant shall indemnify and hold Landlord harmless from any and all costs, expenses, liabilities or damages, including any consequential or incidental damages, Landlord may incur as a result of Tenant holding over without Landlord’s consent.

17.	No Waiver. No provision of this Lease will be deemed waived by either party unless expressly waived in writing signed by the waiving party. No waiver shall be implied by delay or any other act or omission of either party. No waiver by either party of any provision of this Lease shall be deemed a waiver of such provision with respect to any subsequent matter relating to such provision, and Landlord’s consent or approval respecting any action by Tenant shall not constitute a waiver of the requirement for obtaining Landlord’s consent or approval respecting any subsequent action. Acceptance of Rent by Landlord shall not constitute a waiver of any breach by Tenant of any term or provision of this Lease other than payment of the Rent so accepted. The acceptance of Rent or of the performance of any other term or provision from any Person other than Tenant, including any Transferee, shall not constitute a waiver of Landlord’s right to approve any Transfer.

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18.	Attorneys’ Fees. In the event of any litigation between the parties, the prevailing party shall be entitled to obtain, as part of the judgment, all reasonable attorneys’ fees, costs and expenses incurred in connection with such litigation.

19.	Personal Property Taxes, Rent Taxes and Other Taxes. Tenant shall pay prior to delinquency all taxes, charges or other governmental impositions assessed against or levied upon Tenant’s fixtures, furnishings, equipment and personal property located in the Premises, and any Work to the Premises under Section 10. Whenever possible, Tenant shall cause all such items to be assessed and billed separately from the property of Landlord. In the event any such items shall be assessed and billed with the property of Landlord, Tenant shall pay Landlord its share of such taxes, charges or other governmental impositions within thirty (30) days after Landlord delivers a statement and a copy of the assessment or other documentation showing the amount of such impositions applicable to Tenant’s property.

20.	Subordination, Attornment, Estoppel and Holder Protection.

a)	Subordination.

i)	This lease is subject and subordinate to all ground or underlying leases and to all Mortgages, deeds of trust, security deeds and other security instruments in the nature of a Mortgage (any such Mortgage, deed of trust, security deed or other security instrument, a “Mortgage”) which may now or hereafter affect such leases or the real property of which the Premises are a part and to all renewals, modifications, consolidations, spreaders, replacements and extensions of any such underlying leases and Mortgages; provided, however, that so long as Tenant is not in material breach of its obligations under this Lease, no foreclosure of, deed in lieu of foreclosure of, or sale under any mortgage or deed of trust, and no termination of any ground or underlying lease, and no steps or procedures taken under any such mortgage, deed of trust or lease, shall affect Tenant’s rights under this Lease or disturb Tenant’s peaceful possession of the Premises. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or any Holder. If any Holder should request confirmation of the foregoing, Tenant shall execute and deliver a subordination and non-disturbance agreement that is consistent with the terms set forth above and otherwise in commercially reasonable form.

ii)	Notwithstanding the foregoing, Tenant agrees that a Holder or other purchaser at foreclosure may elect to treat this Lease as superior to the lien of the Mortgage in any foreclosure of the Mortgage, in which case Tenant shall attorn to the Holder or other purchaser at foreclosure. All present and future Holders are intended to be, and may enforce this covenant as, third party beneficiaries.

b)	Estoppel Certificate. Each party, at any time, and from time to time, within twenty-one (21) days of written request by the other or from any Holder, shall execute, acknowledge and deliver to the other party or any Holder, and/or to any other person specified by Landlord, or any Holder, a statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, stating whether or not, to that party’s knowledge, there exists any default by Landlord or Tenant under this Lease, and if so, specifying each such default, stating whether, to that party’s knowledge, Tenant has any rights to offsets or abatement of rent, stating whether Tenant has prepaid any rent for more than one month in advance, and certifying as to such other matters concerning the status of this Lease as the other party or any Holder may reasonably request. Such statement may be relied upon by Landlord, Tenant, or any Holders, or other person specified by Landlord or any Mortgages, and their respective successors and/or assigns.

c)	Holder’s Rights. Tenant agrees that if Landlord has notified Tenant in writing of the name and address of any Holder on the Property or the real property of which the Property is a part, the following rights and benefits shall inure to the benefit of each such Holder until satisfaction of its Mortgage or expiration of this Lease:

i)	If (i) Landlord defaults in the performance of any of its obligations under this Lease and fails to cure the default and (ii) as a consequence, Tenant would have the right to an abatement or offset against the payment of rent or the right to terminate this Lease, Tenant shall not exercise any such right without first giving notice and an opportunity to cure as described in below to the Holder(s);

ii)	Tenant shall not agree to a modification, termination or surrender of this Lease without the written consent of the Holder(s); and

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iii)	Tenant shall send to the Holder(s) copies of any default notices sent to the Landlord.

iv)	If Landlord’s default: (i) can be cured by the payment of money, the Holder(s) shall have fifteen (15) days in the aggregate to cure the default; (ii) cannot be cured by the payment of money but is curable within thirty (30) days, the Holder(s) shall have thirty (30) days in the aggregate to cure the default; and (iii) cannot be cured by the payment of money and cannot be cured within thirty (30) days, the Holder(s) shall have such period of time as is necessary to cure the default provided that (x) the Holder shall notify Tenant of its intention to cure the default, (y) the Holder commences action to cure the default within twenty (20) days and (z) the Holder thereafter proceeds diligently at all times to cure the default. Notwithstanding the foregoing, in no event shall any Holder have a lesser period of time to cure a default than is granted to Landlord under this Lease.

d)	Attornment. If any Holder or designee of Holder succeeds to Landlord’s interest in the Property in which the Premises are located, then, at the request of such Holder or designee, Tenant shall attorn to such Holder or designee but such Holder or designee (i) shall not be liable for any act or omission of Landlord under this Lease occurring prior to the conveyance of title to the Holder or its designee of which it had no prior notice, (ii) shall not be subject to any offset, defense or counterclaim accruing prior to such conveyance of which it had no prior notice, (iii) shall not be bound by any payment prior to such conveyance of rent for more than one month in advance (except prepayments in the nature of security for the performance by Tenant of its obligations hereunder), (iv) shall not be bound by an amendment or modification of this Lease made (1) after notice to Tenant of the execution of the underlying Mortgage in question and (2) without the consent of such Holder, where required, (v) except for the obligations of Landlord described in Exhibit C of this Lease (which shall be binding on any Holder or designee of a Holder which succeeds to Landlord’s interest in the Property or the Premises) shall not be bound by any covenant to perform (including, without limitation, any covenant to complete) any renovation or construction in the Premises or to pay any sums to Tenant in connection therewith, in either case arising or accruing prior to the date of such conveyance of Landlord’s interest, and (vi) shall be liable for the performance of the other obligations of Landlord under this Lease only during the period such Mortgages or designee shall hold such interest in the Property.

e)	Third Party Beneficiary. All present and future Holders are intended to be, and may enforce the provisions of this Section, as third party beneficiaries, before or after foreclosure of the Mortgage(s) held by it.

21.	Assignment and Subletting.

a)	Transfers. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, as further described below: (i) assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, by operation of law or otherwise, (ii) sublet the Premises or any part thereof, or (iii) permit the use of the Premises by any Persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any Person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant shall desire Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice shall include: (a) the proposed effective date shall not be less than 30 nor more than 270 days after Tenant’s notice), (b) the portion of the Premises to be Transferred (herein called the “Subject Space”), (c) the terms of the proposed Transfer and the consideration therefor, the name and address of the proposed Transferee, and a copy of all documentation then existing and pertaining to the proposed Transfer, and (d) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other information to enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space, and such other information as Landlord may reasonably require. Any Transfer made without complying with this Section shall, at Landlord’s option, be null, void and of no effect, or shall constitute a Default under this Lease. Whether or not Landlord shall grant consent, Tenant shall pay Six Hundred and 00/100 Dollars ($600.00) towards Landlord’s review and processing expenses, as well as any reasonable legal fees incurred by Landlord (not to exceed $1,500), within thirty (30) days after written request by Landlord.

Notwithstanding the foregoing, without further consents or approvals, Tenant may assign this Lease, in whole or in part, and may sublease all of any part of the Premises, to (a) a parent or subsidiary of Tenant, the entity with which or into which Tenant may merge (whether or not Tenant is the survivor of that merger), or an entity that is controlled by,

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controls or is under common control with Tenant, or (b) the purchaser of substantially all of the assets of any operating division of Tenant that is occupying the Premises (any entity described by (a) or (b) being referred to as an “Affiliate”), all so long as the Affiliate assumes and agrees to perform Tenant’s obligations under this Lease with respect to the portion of the Premises to be occupied by the Affiliate. Any part of the Premises may be used or occupied by a party or parties in connection with the transaction of business with Tenant or an entity that controls, is controlled by or is under common control with Tenant. For the purposes of this paragraph, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, or majority ownership of any sort, whether through the ownership of voting securities, by contract or otherwise.

b)	Transfer Premium. Except for any transfer to an Affiliate, if Landlord consents to a Transfer, and as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay Landlord 50% of any Transfer Premium derived by Tenant from such Transfer. “Transfer Premium” shall mean all rent, additional rent or other consideration paid by such Transferee in excess of the Rent payable by Tenant under this Lease (on a monthly basis during the Term, and on a per rentable square foot basis, if less than all of the Premises is transferred), after deducting the reasonable expenses incurred by Tenant for any changes, alterations and improvements to the Premises, any other economic concessions or services provided to the Transferee, and any customary brokerage commissions paid in connection with the Transfer. If part of the consideration for such Transfer shall be payable other than in cash, Landlord’s share of such non-cash consideration shall be in such form as is reasonably satisfactory to Landlord. The percentage of the Transfer Premium due Landlord hereunder shall be paid within ten (10) days after Tenant receives any Transfer Premium from the Transferee.

c)	Recapture. Except for any transfer to an Affiliate, and except for any sublease of less than any full floor of the Premises for less than the full remaining term, notwithstanding anything to the contrary contained in this Section, Landlord shall have the option to recapture the Subject Space, subject to Tenant’s right to withdraw its request for consent as described in this subsection c). If Landlord desires to exercise this option, it shall give written notice to Tenant of that election within 15 days after receipt of Tenant’s request for consent to a Transfer. Within 10 days after receipt of Landlord’s notice, Tenant may elect to revoke its request for consent and avoid termination of this Lease as to the Subject Space by written notice given to Landlord within 10 days. If Tenant does not elect to revoke its request for consent, then Landlord’s notice shall have the effect of canceling and terminating this Lease with respect to the Subject Space as of the date stated in Tenant’s notice as the effective date of the proposed Transfer (or at Landlord’s option, shall cause the Transfer to be made to Landlord or its agent, in which case the parties shall execute the Transfer documentation promptly thereafter). If this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same.

d)	Terms of Consent. In the event of a Transfer to an Affiliate or if Landlord consents to a Transfer: (a) the terms and conditions of this Lease, including among other things, Tenant’s liability for the Premises, shall in no way be deemed to have been waived or modified, (b) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (c) no Transferee, except an Affiliate, shall succeed to any rights provided in this Lease or any amendment hereto to extend the Term of this Lease, expand the Premises, or lease additional space, any such rights being deemed personal to Tenant, (d) Tenant shall deliver to Landlord promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (e) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer. Any sublease hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any sublease, Landlord shall have the right to: (i) treat such sublease as canceled and repossess the Subject Space by any lawful means, or (ii) except in the event of a Transfer to an Affiliate, require that such subtenant attorn to and recognize Landlord as its landlord under any such sublease. If Tenant shall Default and fail to cure within the time permitted for cure under Section 23, Landlord is hereby irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such Default is cured.

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e)	Certain Transfers. For purposes of this Lease, the term “Transfer” shall also include (a) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of a majority of the partners, or a transfer of a majority of partnership interests, within a twelve month period, or the dissolution of the partnership, and (b) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), the dissolution, merger, consolidation or other reorganization of Tenant, or within a twelve (12) month period: (i) the sale or other transfer of more than an aggregate of 50% of the voting shares of Tenant (other than to immediate family members by reason of gift or death) or (ii) the sale, mortgage, hypothecation or pledge of more than an aggregate of 50% of Tenant’s net assets.

22.	Rights Reserved By Landlord. Except to the extent expressly limited herein, Landlord reserves full rights to control the Property (which rights may be exercised without subjecting Landlord to claims for constructive eviction, abatement of Rent, damages or other claims of any kind), including more particularly, but without limitation, the following rights:

a)	Change Name of Property. To change the name or street address of the Property; install and maintain signs on the exterior and interior of the Property; retain at all times, and use in appropriate instances, keys to all doors within and into the Premises; grant to any Person the right to conduct any business or render any service at the Property, whether or not it is the same or similar to the use permitted Tenant by this Lease; and have access for Landlord and other tenants of the Property to any mail chutes located on the Premises according to the rules of the United States Postal Service.

b)	Enter Premises. To enter the Premises at reasonable hours for reasonable purposes, including inspection and supplying cleaning service or other services to be provided Tenant hereunder, to show the Premises to current and prospective mortgage lenders, ground lessors, insurers, and prospective purchasers, at reasonable hours, in the last 6 months of the Term to show the Premises to prospective tenants and to brokers, and if Tenant shall abandon the Premises at any time, or shall vacate the same during the last 3 months of the Term, to decorate, remodel, repair, or alter the Premises.

c)	Access Limitations. In case of fire, invasion, insurrection, riot, civil disorder, public excitement or other dangerous condition, or threat thereof, to limit or prevent access to the Property, shut down elevator service, activate elevator emergency controls, or otherwise take such action or preventative measures deemed necessary by Landlord for the safety of tenants or other occupants of the Property or the protection of the Property and other property located thereon or therein.

d)	Alterations. To decorate and to make alterations, additions and improvements, structural or otherwise, in or to the Property or any part thereof (exclusive, however, of the Premises), and any adjacent property, structure, land, street or alley (including without limitation changes and reductions in corridors, lobbies and other public areas and the installation of kiosks, planters, sculptures, displays, escalators, mezzanines, and other structures, facilities, amenities and features therein, and changes for the purpose of connection with or entrance into or use of the Property in conjunction with any adjoining or adjacent building or buildings, now existing or hereafter constructed). In connection with such matters, or with any other repairs, maintenance, improvements or alterations, in or about the Property, Landlord may erect scaffolding and other structures reasonably required, and during such operations may enter upon the Premises and take into and upon or through the Premises, all materials required to make such repairs, maintenance, alterations or improvements, and may close public entry ways, other public areas, restrooms, stairways or corridors. Inconvenience caused by alterations, repairs, maintenance, etc., shall not constitute or justify abatement of rent.

e)	Intentionally Omitted.

In connection with entering the Premises to exercise any of the foregoing rights, Landlord shall: (a) provide reasonable advance written or oral notice (but not less than twenty-four hours) to Tenant’s on-site manager or other appropriate person (except in emergencies, or for routine cleaning or other routine matters), (b) at the request of Tenant (except for routine janitorial service) be accompanied at all times by an employee of Tenant, (c) adhere to Tenant’s policies concerning security and safety, and (d) take reasonable steps to minimize any interference with Tenant’s business.

23.	Tenant’s Default. The occurrence of any one or more of the following events shall constitute a “Default” by Tenant, provided so long as there is no filing by or against Tenant or any Guarantor of a petition to have Tenant or such Guarantor adjudged a bankrupt or a petition for reorganization or arrangement under any Law relating to bankruptcy, Tenant may cure such Default within any applicable time permitted below, and shall give rise to Landlord’s remedies set forth in Section 24: (i) failure by Tenant to make any payment of Rent within five (5) days after notice that payment is overdue; (ii) failure by Tenant to deliver an estoppel certificate as required

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under Section 20b) within five (5) days after notice that the estoppel certificate is overdue; (iii) failure by Tenant to observe or perform any of the terms or conditions of this Lease to be observed or performed by Tenant other than the payment of Rent, or as provided below, unless such failure is cured within thirty (30) days after notice, or such shorter period expressly provided elsewhere in this Lease (provided, if the nature of Tenant’s failure is such that more time is reasonably required in order to cure, Tenant shall not be in Default if Tenant commences to cure within such period and thereafter reasonably seeks to cure such failure to completion); (iv) failure by Tenant to comply with the Rules, unless such failure is cured within five (5) days after notice (provided, if the nature of Tenant’s failure is such that more than five (5) days time is reasonably required in order to cure, Tenant shall not be in Default if Tenant commences to cure within such period and thereafter reasonably seeks to cure such failure to completion); (v) (a) making by Tenant or any guarantor of this Lease (“Guarantor”) of any general assignment for the benefit of creditors, (b) filing by or against Tenant or any Guarantor of a petition to have Tenant or such Guarantor adjudged a bankrupt or a petition for reorganization or arrangement under any Law relating to bankruptcy (unless, in the case of a petition filed against Tenant or such Guarantor, the same is dismissed within sixty (60) days), (c) appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located on the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days, (d) attachment, execution or other judicial seizure of substantially all of Tenant’s assets located on the Premises or of Tenant’s interest in this Lease (e) Tenant’s or any Guarantor’s convening of a meeting of its creditors or any class thereof for the purpose of effecting a moratorium upon or composition of its debts, or (f) Tenant’s or any Guarantor’s insolvency or admission of an inability to pay its debts as they mature; (vi) cancellation of any guaranty of this Lease by any Guarantor. The notice and cure periods provided herein are in lieu of, and not in addition to, any notice and cure periods provided by Law.

24.	Landlord’s Remedies. If a Default occurs and is not cured within any applicable time permitted under Section 23, Landlord shall have the rights and remedies hereinafter set forth:

a)	Terminate Lease. Terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from the Tenant all past due Rent and other charges; the expenses of reletting the Premises, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees and costs; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid Rent called for herein for the balance of the Term after the time of such award exceeds the amount of such loss for the same period that Tenant proves could be reasonably avoided; and that portion of any leasing commission paid by Landlord and applicable to the unexpired Term of this Lease. Unpaid installments of rent or other sums shall bear interest from the date due at the Default Rate.

b)	Continue the Lease. Maintain Tenant’s right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned or vacated the Premises. In such event Landlord shall be entitled to enforce all Landlord’s right and remedies under this Lease, including the right to recover past due Rent and other charges, the Rent and any other charges as may become due hereunder, and at Landlord’s option, to recover the worth at the time of the award by the court having jurisdiction thereof of the amount by which the unpaid Rent called for herein for the balance of the Term after the time of such award exceeds the amount of such loss for the same period that Tenant proves could be reasonably avoided.

c)	Reletting for Tenant’s Account. Landlord may re-enter and attempt to relet without terminating this Lease and remove all persons and property from the Premises (which property may be removed and stored in a public warehouse or elsewhere at the cost and risk of, and for the account of, Tenant), all without service of notice or resort to legal process and without being deemed guilty of trespass, or any liability of Landlord for any loss or damage which may be occasioned thereby. If Landlord, without terminating this Lease, either (1) elects to re-enter the Premises and attempt to relet, or (2) takes possession of the Premises pursuant to legal proceedings, or (3) takes possession of the Premises pursuant to any notice provided by law, then Landlord may, from time to time, make such alterations and repairs as may be necessary in order to relet the Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rent and other terms as Landlord in its reasonable discretion deems advisable. Upon such reletting, all Rents received by Landlord from such reletting shall be applied, first, to the payment of any indebtedness of Tenant (other than any rents due hereunder) to Landlord; second, to the payment of any costs and expenses of obtaining possession and any such reletting, including expense of alterations and repairs, brokerage fees and attorney’s fees; third, to the payment of any rents due and unpaid hereunder. If such rents and any other amounts received from such reletting during any month be less than that to be paid during that month by Tenant, Tenant shall immediately pay such deficiency to Landlord. No such re-entry or taking

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possession of the Premises by Landlord shall be construed as an election by Landlord to terminate this Lease unless a notice of such intention be given to Tenant. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedies it may have, Landlord may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the Premises, reimbursement of the unamortized portion of any brokerage fees incurred by Landlord in connection with Tenant’s Lease and all rent (accrued or to accrue during the balance of the term of the Lease) which, at Landlord’s election, shall be accelerated and be due in full on demand to the extent it exceeds the amount that Tenant shows could be earned by Landlord during the remaining balance of the Term.

d)	Other Remedies. Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State in which the Premises are located, including but not limited to the right to assess against Tenant an amount equal to the attorneys’ fees incurred by Landlord in collecting any rent or other payment due hereunder, which amount shall be due in full within ten (10) days of Tenant’s receipt of the assessment by Landlord.

e)	Remedies Cumulative-Waiver. It is understood and agreed that the Landlord’s remedies hereunder are cumulative and the Landlord’s exercise of any right or remedy due to a default or breach by Tenant shall not be deemed a waiver of, or to alter, affect or prejudice any right or remedy which Landlord may have under this Lease or by law or in equity. The acceptance of Rent or any other acts or omission of Landlord at any time or times after the happening of any event authorizing the cancellation or forfeiture of this Lease, shall not operate as a waiver of any past or future violation, breach or failure to keep or perform any covenant, agreement, term or condition hereof other than payment of the Rent so accepted, or to deprive Landlord of its right to cancel or terminate this Lease, upon the written notice provided for herein, at any time that cause for cancellation or termination may exist, or be construed so as at any time to stop Landlord from promptly exercising any other option, right or remedy that it may have under any term or provision of this Lease, at law or in equity.

f)	Acceptance of Payment. It is specifically understood and agreed that the Landlord’s acceptance of any sum, whether as Base Rent, Operating Expense or otherwise, which is less than the amount claimed as due by the Landlord, shall not act as, or be deemed to be, a waiver of such claimed amount or a compromise or accord and satisfaction of the amount claimed as due by Landlord.

g)	Intentionally Omitted.

h)	Other Matters. No re-entry or repossession, repairs, changes, alterations and additions, reletting, acceptance of keys from Tenant, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or accept a surrender of the Premises, nor shall the same operate to release the Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord or its agent to Tenant. Rent shall be paid without any prior demand or notice therefor (except as expressly provided herein) and without any deduction, set-off or counterclaim, or relief from any valuation or appraisement laws. Landlord may apply payments received from Tenant to any obligations of Tenant then accrued, without regard to such obligations as may be designated by Tenant. The times set forth herein for the curing of Defaults by Tenant are of the essence of this Lease.

25.	Landlord’s Right to Cure. If Landlord shall fail to perform any term or provision under this Lease required to be performed by Landlord, Landlord shall not be deemed to be in default hereunder nor subject to any claims for damages of any kind, unless such failure shall have continued for a period of thirty (30) days after written notice thereof by Tenant; provided, if the nature of Landlord’s failure is such that more than thirty (30) days are reasonably required in order to cure, Landlord shall not be in default if Landlord commences to cure such failure within such thirty (30) day period, and thereafter reasonably seeks to cure such failure to completion. The aforementioned periods of time permitted for Landlord to cure shall be extended for any period of time during which Landlord is delayed in, or prevented from, curing due to fire or other casualty, strikes, lock-outs or other labor troubles, shortages of equipment or materials, governmental requirements, power shortages or outages, acts or omissions by Tenant or other Persons, and other causes beyond Landlord’s reasonable control. If Landlord shall fail to cure within the times permitted for cure herein, Landlord shall be subject to such remedies as may be available to Tenant (subject to the other provisions of this Lease); provided, in recognition that Landlord must receive timely payments of Rent and operate the Property, Tenant shall have no right of self-help to perform repairs or any other obligation of Landlord, and shall have no right to withhold, set-off, or abate Rent, except as is otherwise expressly provided in this Lease.

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26.	Conveyance by Landlord and Liability. In case Landlord or any successor owner of the Property shall convey or otherwise dispose of any portion thereof in which the Premises are located, to another Person (and nothing herein shall be construed to restrict or prevent such conveyance or disposition), such other Person shall thereupon be and become landlord hereunder and shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord which first arise after the date of conveyance, including the return of any Security Deposit, and Tenant shall attorn to such other Person, and Landlord or such successor owner shall, from and after the date of conveyance, be free of all liabilities and obligations hereunder not then incurred. The liability of Landlord to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration, or any other relating to the Property or the Premises, shall be limited to the interest of Landlord in the Property (and the rental proceeds thereof). Tenant agrees to look solely to Landlord’s interest in the Property (and the rental proceeds thereof) for the recovery of any judgment against Landlord, and Landlord shall not be personally liable for any such judgment or deficiency after execution thereon. The limitations of liability contained in this Section shall apply equally and inure to the benefit of Landlord’s present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future general or limited partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust) have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding the foregoing to the contrary, Landlord shall have personal liability for insured claims, beyond Landlord’s interest in the Property (and rental proceeds thereof), to the extent of Landlord’s liability insurance coverage available for such claims.

27.	Indemnification.

a)	Tenant Indemnification. Tenant will save and hold Landlord, and Landlord’s members, officers, directors and/or partners and the management company (and its employees) employed by Landlord for the management of the Property, if any, harmless from and against all loss, damage, liability or expense (including attorneys’ fees) resulting from, claimed by or against or incurred by Landlord;

i)	Arising from any injury to any person or loss of or damage to any property caused by or resulting from any act or omission of Tenant or any officer, agent, contractor, employee, guest, invitee, licensee or visitor of Tenant in or about the Premises or Property or from any and all claims, liability, obligation, cost or expense (including attorneys’ fees) incurred or arising from or by reason of the use of the Premises by Tenant, Tenant’s subtenants or others or the conduct of the business thereon or from any activity, work, or thing done, permitted or suffered by the Tenant, or Tenant’s subtenants or others in or about the Premises.

ii)	Arising from or incurred by reason of any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease.

iii)	Arising from the handling of Hazardous Materials, as defined in Section 30.

b)	Landlord Indemnification. Landlord will save and hold Tenant, and Tenant’s members, officers, directors and/or partners harmless from and against all loss, damage, liability or expense (including attorneys’ fees) resulting from, claimed by or against or incurred by Tenant;

i)	Arising from any injury to any person or loss of or damage to any property caused by or resulting from any act or omission of Landlord or any officer, agent, contractor or employee of Landlord, or of any employee of any management company employed by Landlord for the management of the Property, or from any activity, work, or thing done, permitted or suffered by Landlord in or about the Property and the Premises.

ii)	Arising from or incurred by reason of any breach or default in the performance of any obligation on Landlord’s part to be performed under the terms of this Lease.

iii)	Arising from the handling by Landlord of Hazardous Materials, as defined in Section 30.

c)	Concurrent Negligence. Notwithstanding the foregoing, in the event of the concurrent negligence of Tenant, its agents, employees, sublessees, invitees, licensees, or contractors on the one hand and that of Landlord, its partners, directors, officers, agents, employees or contractors on the other hand, which concurrent negligence results in injury or damage to persons or property and relates to the construction, alteration, repair, addition to, subtraction from, improvement to or maintenance of the Premises, Common Areas or Property, each party’s obligation to indemnify the other as set forth in this

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Section shall be limited to the extent of that party’s negligence, and that of its agents, employees, sublessees, invitees, licensees or contractors, including its proportional share of costs, attorneys’ fees, and expenses incurred in connection with any claim, action or proceeding brought with respect to such injury or damage.

d)	Worker’s Compensation. Landlord and Tenant specifically agree that the provisions of this Section also apply to any claim of injury or damage to the persons or property of their respective employees, and they acknowledge and agree that as to such claims, each party does hereby waive any right of immunity which it may have under industrial insurance (Title 51 RCW as amended and under any substitute or replacement statute). This waiver and agreement was specifically negotiated by Landlord and Tenant and is solely for the benefit of Landlord and Tenant and their successors and assigns and is not intended as a waiver of tenant’s rights of immunity under said industrial insurance for any other purpose.

Landlord’s Initials	Tenant’s Initials

e)	Survival. The obligations of the parties under this Section arising by reason of any occurrence taking place during the term of this Lease shall survive the expiration or earlier termination of this Lease.

f)	Exculpation. Notwithstanding of the foregoing, neither Landlord nor the management company (or its employees) employed by Landlord shall be liable for any loss or damage to person or property sustained by Tenant, or other persons, which may be caused by the Premises or the Property, or any appurtenances thereto, being out of repair, or by the bursting or leakage of any water, gas, sewer, or steam apes, or by theft or by any act or neglect or omission of any tenant or occupant of the Property, or of any other person, or by any other cause of whatsoever nature, unless caused by the negligence of Landlord or the management company (or its employees) employed by Landlord.

g)	Limitation and Damages. In no event shall either party be liable to the other for business interruption or consequential damages except as set forth in Section 16 of this Lease.

28.	Safety and Security Devices, Services and Programs. The parties acknowledge that safety and security devices, services and programs provided by Landlord, if any, while intended to deter crime and ensure safety, may not in given instances prevent theft or other criminal acts, or ensure safety of persons or property. The risk that any safety or security device, service or program may not be effective, or may malfunction, or be circumvented by a criminal, is assumed by Tenant with respect to Tenant’s property and interests, and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord or required by Law.

29.	Communications and Computer Lines.

a)	Tenant’s Lines. Tenant may install, maintain, replace, repair, remove or use any communications or computer wires, cables and related devices (collectively the “Lines) at the Property in or serving the Premises, provided: (a) Tenant shall obtain Landlord’s prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Section 10, (b) any such installation, maintenance, replacement, repair, removal or use shall comply with all Laws applicable thereto and good work practices, and shall not interfere with the use of any then existing Lines at the Property, (c) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Property, as determined in Landlord’s reasonable opinion, (d) if Tenant at any time uses any equipment that may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, the Lines therefor (including riser cables) shall be appropriately insulated to prevent such excessive electromagnetic fields or radiation, (e) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove existing Lines located in or serving the Premises, (f) Tenant’s rights shall be subject to the rights of any regulated telephone company, and (g) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any Laws or represent a dangerous or potentially dangerous condition, promptly after written notice.

i)	Notwithstanding anything to the contrary contained in Section 15 of the Lease, unless Tenant receives a written waiver from Landlord, Tenant shall remove any or all Lines installed by or for Tenant within or serving the Premises upon termination of the Lease. Any Lines not required to be removed pursuant to this

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Paragraph shall, at Landlord’s option, become property of Landlord (without payment by Landlord). If Tenant fails to remove such Lines as required by Landlord, or violates any other provision of this Section, Landlord may, after twenty (20) days written notice to Tenant, remove such Lines or remedy such other violation, at Tenant’s expense (without limiting Landlord’s other remedies available under this Lease or applicable Law). Tenant shall not, without the prior written consent of Landlord in each instance, grant to any third party a security interest or lien in or on the Lines, and any such security interest or lien granted without Landlord’s written consent shall be null and void. Except to the extent arising from the intentional or negligent acts of Landlord or Landlord’s agents or employees, Landlord shall have no liability for damages arising from, and Landlord does not warrant that the Tenant’s use of any Lines will be free from the following (collectively called “Line Problems”): (x) any eavesdropping or wire-tapping by unauthorized parties, (y) any failure of any Lines to satisfy Tenant’s requirements, or (z) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, replacement, use or removal of Lines by or for other tenants or occupants at the Property, by any failure of the environmental conditions or the power supply for the Property to conform to any requirements for the Lines or any associated equipment, or any other problems associated with any Lines by any other cause. Under no circumstances shall any Line Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of Rent, or relieve Tenant from performance of Tenant’s Obligations under this Lease. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems.

b)	Landlord’s Lines. Landlord may (but shall not have the obligation to): (i) install new Lines at the Property (ii) create additional space for Lines at the Property, and (iii) reasonably direct, monitor and/or supervise the installation, maintenance, replacement and removal of, the allocation and periodic re-allocation of available space (if any) for, and the allocation of excess capacity (if any) on, any Lines now or hereafter installed at the Property by Landlord, Tenant or any other party (but Landlord shall have no right to monitor or control the information transmitted through such Lines). Such rights shall not be in limitation of other rights that may be available to Landlord by Law or otherwise. Landlord may include those costs in Operating Expenses to the extent they are not paid directly by another tenant for which the Lines are installed (including without limitation, costs for acquiring and installing Lines and risers to accommodate new Lines and spare Lines, any associated computerized system and software for maintaining records of Line connections, and the fees of any consulting engineers and other experts); provided, any capital expenditures included in Operating Expenses hereunder shall be amortized (together with reasonable finance charges) over the period of time prescribed by Section 6b).

30.	Hazardous Materials. Landlord represents and warrants to Tenant that it has no knowledge of any Hazardous Substances on or in the Premises, and that neither the Building nor the Premises have been the object of complaints concerning indoor air quality. As used in this Section 30, “knowledge” shall mean the actual knowledge of Lisa Stewart of Urbis Partners, without having made any independent inquiry or investigation. It is understood and agreed that Lisa Stewart shall have no personal liability under this Section. Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release or discharge any Hazardous Material” (as defined below) upon or about the Property, or permit Tenant’s employees, agents, contractors, and other occupants of the Premises to engage in such activities upon or about the Property. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance and handling within, the Premises of substances customarily used in offices (or such other business or activity expressly permitted to be undertaken in the Premises), provided: (a) such substances shall be used and maintained only in such quantities as are reasonably necessary for such permitted use of the Premises, strictly in accordance with applicable Law and the manufacturers’ instructions therefor, (b) such substances (other than household products such as salt and non-industrial cleaning fluids) shall not be disposed of, released or discharged on the Property, and shall be transported to and from the Premises in compliance with all applicable Laws, and as Landlord shall reasonably require, (c) if any applicable Law or Landlord’s trash removal contractor requires that any such substances be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant’s expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site (subject to scheduling and approval by Landlord), and shall ensure that disposal occurs frequently enough to prevent unnecessary storage of such substances in the Premises, and (d) any remaining such substances shall be completely, properly and lawfully removed from the Property upon expiration or earlier termination of this Lease.

a)	Notification by Tenant. Tenant shall promptly notify Landlord of: (i) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory

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authority with respect to the presence of any Hazardous Material on the Premises or the migration thereof from or to other property, (ii) any demands or claims made or threatened by any party against Tenant or the Premises relating to any loss or injury resulting from any Hazardous Material, (iii) any improper or unlawful release, discharge, disposal or transportation of any Hazardous Material on or from the Premises, and (iv) any matters where Tenant is required by Law to give a notice to any governmental or regulatory authority respecting any Hazardous Material on the Premises. Landlord shall have the right (but not the obligation) to join and participate as a party in any legal proceedings or actions affecting the Premises initiated in connection with any environmental, health or safety Law. At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list identifying any Hazardous Material then used, stored, or maintained upon the Premises, the use and approximate quantity of each such material, a copy of any material safety data sheet (“MSDS”) issued by the manufacturer therefor, written information concerning the removal, transportation and disposal of the same, and such other information as Landlord may reasonably require or as may be required by Law. The term “Hazardous Material” for purposes hereof shall mean any chemical, substance, material or waste or component thereof which is now or hereafter listed, defined or regulated as a hazardous or toxic chemical, substance, material or waste or component thereof by any federal, state or local governing or regulatory body having jurisdiction, or which would trigger any employee or community “right-to-know” requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of an MSDS.

b)	Release of Hazardous Materials. If any Hazardous Material is released, discharged or disposed of by Tenant or, during the Term, any other occupant of the Premises, or their employees, agents or contractors, on or about the Property in violation of the foregoing provisions, Tenant shall immediately, properly and in compliance with applicable Laws clean up and remove all Hazardous Material from the Property and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord), at Tenant’s expense. Such clean up and removal work shall be subject to Landlord’s prior written approval (except in emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any governmental body having jurisdiction or reasonably required by Landlord. If Tenant shall fail to comply with the provisions of this Section within thirty (30) days after written notice by Landlord, or such shorter time as may be required by Law or in order to minimize any hazard to Persons or property, Landlord may (but shall not be obligated to) arrange for such compliance directly or as Tenant’s agent through contractors or other parties selected by Landlord, at Tenant’s expense (without limiting Landlord’s other remedies under this Lease or applicable Law). If any Hazardous Material is released, discharged or disposed of on or about the Property and such release, discharge or disposal is not caused by Tenant or other occupants of the Premises, or their employees, agents or Contractors, such release, discharge or disposal shall be deemed casualty damage under Section 12 to the extent that the Premises or Common Areas serving the Premises are affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under Section 12.

c)	Existence of Hazardous Substances. If Landlord nonetheless is required by any law to take any action or remove or abate any Hazardous Substances, or if Landlord deems it necessary to conduct special maintenance or testing procedures with regard to any Hazardous Substances, or to remove or abate any Hazardous Substances, Landlord may take such action or conduct such procedures at times and in a manner that Landlord deems appropriate under the circumstances, and Tenant shall permit the same, provided the Landlord shall proceed in such a manner as to minimize interference with Tenant’s use of the premises.

31.	Notices. Except as expressly provided to the contrary in this Lease, every notice or other communication to be given by either party to the other with respect hereto or to the Premises or Property, shall be in writing and shall not be effective for any purpose unless the same shall be served personally or by national air courier service, or United States certified mail, return receipt requested, postage prepaid, addressed to the parties at the addresses stated in Sections 1b) and 1c), or such other address or addresses as the parties may from time to time designate by notice given as above provided. Every notice or other communication hereunder shall be deemed to have been given as of the fifth business day following the date of such mailing (or as of any earlier date evidenced by a receipt from such national air courier service or the United States Postal Service), or immediately if personally delivered. Notices not sent in accordance with the foregoing shall be of no force or effect until received by the foregoing parties at such addresses required herein.

32.	Real Estate Brokers. Tenant represents and warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except for those certain brokers whose names are set forth in Section lo) (whose commission, if any, shall be paid by

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Landlord pursuant to separate agreement) and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. If Tenant has dealt with any other person or real estate broker with respect to leasing or renting space in the Property, Tenant shall be solely responsible for the payment of any fee due said person or firm and Tenant shall hold Landlord free and harmless against any liability in respect thereto, including attorneys’ fees and costs. At the signing of this Lease, the broker identified in lo)ii. represented Tenant. Each party signing this document confirms that the prior oral and/or written disclosure of agency was provided to him/her in this transaction. (As required by WAC 308-124D-040).

33.	Security Deposit. Tenant shall pay or otherwise provide to Landlord a security deposit (“Security Deposits”), as provided in this Section 33. The Security Deposit shall serve as security for the prompt, full and faithful performance by Tenant of the terms and provisions of this Lease. In the event that Tenant is in Default hereunder and fails to cure within any applicable time permitted under this Lease, or in the event that Tenant owes any amounts to Landlord upon the expiration of this Lease, Landlord may use or apply the whole or any part of the Security Deposit for the payment of Tenant’s obligations hereunder. The use or application of the Security Deposit or any portion thereof shall not prevent Landlord from exercising any other right or remedy provided hereunder or under any Law and shall not be construed as liquidated damages or a cure or waiver of any default by Tenant. In the event the Security Deposit is reduced by such use or application, Tenant shall deposit with Landlord within ten (10) days after written notice, an amount sufficient to restore the full amount of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from Landlord’s general funds or pay interest on the Security Deposit. Any remaining portion of the Security Deposit shall be returned to Tenant within sixty (60) days after Tenant has vacated the Premises in accordance with Section 14. If the Premises shall be expanded at any time, or if the Term shall be extended at an increased rate of Rent, at Landlord’s option, the Security Deposit shall thereupon be proportionately increased.

Notwithstanding the foregoing, so long as Tenant’s Annual Report (Form 10-K) states that its “cash, cash equivalents and short term investments” balance (“Cash Balance”) is excess of $25,000,000, then Tenant shall not be required to provide the Security Deposit. As soon as the numbers are finalized for publication in each Annual Report, Tenant shall provide the Cash Balance to Landlord. In the event the Cash Balance is less than $25,000,000, Tenant shall deposit the Security Deposit with Landlord together with the published Annual Report within ten (10) days of it receipt of the published Annual Report. If Tenant elects to provide all or any portion of the Security Deposit in the form of a letter of credit (the “LOC”), the LOC will be an irrevocable and unconditional standby letter of credit, issued by a financial institution determined by Tenant and satisfactory to Landlord in the exercise of its reasonable discretion, having a term of at least one year, and drawable by Landlord upon presentation of Landlord’s certification of the occurrence of an event of default that entitles Landlord to make such a draw. Notwithstanding the foregoing, and unless a renewal or extension of the LOC has not been delivered to Landlord thirty (30) days prior to the expiration date of the existing LOC, Landlord will give Tenant 5 business days prior written notice before drawing upon the LOC. If a Security Deposit is made, it shall be held by Landlord in accordance with this Section 33 for the remainder of the Term.

34.	Entire Agreement. This Lease, together with Exhibits A through D (which collectively are hereby incorporated where referred to herein and made a part hereof as though fully set forth), contains all the terms and provisions between Landlord and Tenant relating to the matters set forth herein and no prior or contemporaneous agreement or understanding pertaining to the same shall be of any force or effect, except any such contemporaneous agreement specifically referring to and modifying this Lease, signed by both parties. Without limitation as to the generality of the foregoing, Tenant hereby acknowledges and agrees that Landlord’s leasing agents and field personnel are only authorized to show the Premises and negotiate terms and conditions for leases subject to Landlord’s final approval, and are not authorized to make any agreements, representations, understandings or obligations, binding upon Landlord, respecting the condition of the Premises or Property, suitability of the same for Tenant’s business, or any other matter, and no such agreements, representations, understandings or obligations not expressly contained herein or in such contemporaneous agreement shall be of any force or effect. Neither this Lease, nor any Riders or Exhibits referred to above may be modified, except in writing signed by both parties.

35.	Miscellaneous.

a)	Amendments. This Lease shall not be amended, changed or modified in any way unless in writing executed by Landlord and Tenant. Neither party shall have waived or released any of its rights hereunder unless in writing and executed by the waiving party.

b)	Successors. Except as expressly provided herein, this Lease and the obligations of Landlord and Tenant contained herein shall bind and benefit the successors and assigns of the parties hereto.

c)	Force Majeure. Landlord shall incur no liability to Tenant with respect to, and shall not be responsible for any failure to perform, any of Landlord’s obligations hereunder if such

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failure is caused by any reason beyond the control of Landlord including, but not limited to, strike, labor trouble, governmental rule, regulations, ordinance, statute or interpretation, or by fire, earthquake, civil commotion, or failure or disruption of utility services. The amount of time for Landlord to perform any of Landlord’s obligations shall be extended by the amount of time Landlord is delayed in performing such obligation by reason of any force majeure occurrence whether similar to or different from the foregoing types of occurrences.

d)	Survival of Obligations. Any obligations of either party accruing prior to the expiration of the Lease shall survive the termination of the Lease, and each party shall promptly perform all such obligations whether or not this Lease has expired.

e)	Light and Air. No diminution or shutting off of any light, air or view by any structure now or hereafter erected shall in any manner affect this Lease or the obligations of Tenant hereunder, or increase any of the obligations of Landlord hereunder.

f)	Governing Law. This Lease shall be governed by, and construed in accordance with, the internal laws of the State of Washington.

g)	Severability. In the event any provision of this Lease is found to be unenforceable, the remainder of this Lease shall not be affected, and any provision found to be invalid shall be enforceable to the extent permitted by law. The parties agree that in the event two different interpretations may be given to any provision hereunder, one of which will render the provision unenforceable, and one of which will render the provision enforceable, the interpretation rendering the provision enforceable shall be adopted.

h)	Captions. All captions, headings, titles, numerical references and computer highlighting are for convenience only and shall have no effect on the interpretation of this Lease.

i)	Voluntary Programs. It is understood and agreed that from time to time the Landlord may institute certain programs for the Property which the Landlord believes will be in the best interest of the Property and the tenants. Such programs shall include, but shall not be limited to a recycling program or a ride sharing or car pooling program. Tenant agrees to cooperate in good faith with such programs as the same may exist from time to time.

j)	Interpretation. Tenant acknowledges that it has read and reviewed this Lease and that it has had the opportunity to confer with counsel in the negotiation of this Lease. Accordingly, this Lease shall be construed neither for nor against Landlord or Tenant, but shall be given a fair and reasonable interpretation in accordance with the meaning, of its terms and the intent of the parties.

k)	Number and Gender. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include the appropriate number and gender, as the context may require.

l)	Time is of the Essence. Time is of the essence of this Lease and the performance of all obligations hereunder.

m)	Joint and Several Liability. If Tenant comprises more than one Person, or if this Lease is guaranteed by any party, all such persons shall be jointly and severally liable for payment of rents and the performance of Tenant’s obligations hereunder.

n)	Choice of Laws. Tenant submits to local jurisdiction in the State of Washington and agrees that any action by Tenant against Landlord shall be instituted in the State of Washington and that Landlord shall have personal jurisdiction over Tenant for any action brought by Landlord against Tenant.

o)	Recording. Neither this Lease nor any memorandum of lease or short form lease shall be recorded by Tenant.

p)	Air and View Rights. This Lease does not grant any legal rights to “light and air” outside the Premises nor any particular view or city-scape visible from the Premises.

q)	Signs. Landlord shall provide to Tenant throughout the Term building standard signage at the Building lobby and the floor elevator lobbies on all floors occupied by Tenant, and at each suite entrance door, all without additional cost to Tenant.

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r)	Parking. Landlord shall work diligently and in good faith to secure adequate parking rights for Tenant within two blocks of the Building.

IN WITNESS WHEREOF, the Landlord and Tenant have executed this Lease on the date and year first above written .

LANDLORD:					TENANT:

WALTON EXCHANGE INVESTORS II, L.L.C., a Delaware limited liability company					aQuantive, Inc., a Washington corporation

By:	Walton Street Real Estate Fund II, L.P., a Delaware limited partnership General Partner				By: Name:	/s/ MICHAEL VERNON Michael Vernon

	By:	Walton Street Managers II, L.P., a Delaware limited partnership General Partner			Its:	CFO

		By:	WSC Managers II, Inc., a Delaware corporation, General Partner

			By:	/s/ DOUG J. WELKER Douglas J. Welker, Vice-President

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EXHIBIT C

ADDITIONAL TERMS AND CONDITIONS

1.	Renewal Option. Landlord hereby grants to Tenant an option (the “Option”) to extend the Term of this Lease for one (1) additional five (5) year term (the “Option Term”). Except as provided in this Paragraph, Tenant shall have no other rights to extend the Term. The Option shall be personal to AQUANTIVE. INC., and shall not be transferable or assignable to any assignee of the Lease or sublessee of all or any part of the Premises, except that the Option may be transferred to an Affiliate. The Option shall be exercised, if at all, by written notice to Landlord on the date that is between nine (9) and twelve (12) months prior to the date of expiration of the Term, or if applicable, the Revised Term or the Second Revised Term, as defined in Section 3 of the Exhibit C, whichever occurs latest. The Option Term shall be on the same terms and conditions as are set forth in this Lease, except that the Base Rent to be paid during the Option Term shall be equal to ninety-five percent (95%) of the Prevailing Market Rental, as hereinafter defined, and there shall be a new base year of 2013. In no event shall the Prevailing Market Rental be less than the Base Rent being paid by Tenant during the last calendar month of the Term. Notwithstanding contained herein to the contrary notwithstanding, if Tenant is in default under any of the terms, covenants or conditions of this Lease past any applicable cure period; either at the time Tenant exercises the Option or at the commencement date of the Option Term (the “Option Commencement Date”), Tenant shall have no rights hereunder to extend the Term. As used herein, the term “Prevailing Market Rental” for the Premises shall mean the rental and all other monetary payments and escalation that a willing tenant would pay and a willing landlord would accept, on an arms-length basis, for an extension of comparable space for a comparable period of time, taking into account the size of the Premises, the type and quality of tenant improvements, the location and floor levels of the Premises, the quality of construction of the Building and the Premises, the services provided under the terms of this Lease, the rental then being obtained for leases of space comparable to the Premises in downtown Seattle, Washington, and all other factors that would be relevant to a third party desiring to lease the Premises for the Option Term. In no event shall the Prevailing Market Rental be less than the Base Rent being paid by Tenant during the last calendar month of the Term, Revised Term or Second Revised Term, if applicable. Not later than ten (10) days after the Tenant provides Landlord written notice of Tenant’s exercise of the Option, Landlord and Tenant shall commence negotiations to agree upon the Prevailing Market Rental applicable thereto. If Landlord and Tenant are unable to reach agreement on Prevailing Market Rental within thirty (30) days after the date negotiations commence, then Prevailing Market Rental shall be determined as follows:

a)	If Landlord and Tenant are unable to agree on Prevailing Market Rental within said thirty (30) day period, then within ten (10) days thereafter, Landlord and Tenant shall each simultaneously submit to the other in a sealed envelope its good faith best estimate of the Prevailing Market Rental (each, a “Good Faith Best Estimate”). If the higher of such Good Faith Best Estimates is not more than one hundred five percent (105%) of the lower of such estimates, then the Prevailing Market Rental shall be the average of the two estimates.

b)	If the matter is not resolved by the exchange of Good Faith Best Estimates as provided in Subparagraph 1.a) above, then either Landlord or Tenant may, by written notice to the other on or before ten (10) days after the exchange, require that the disagreement be resolved by arbitration. Within fifteen (15) days after such notice, the parties shall select as an arbitrator a mutually acceptable MAI appraiser with experience in real estate activities, including at least ten years experience in appraising office space in downtown Seattle, Washington. If the parties cannot agree on an appraiser, then, within a second period of fifteen (15) days, each party shall select an independent MAI appraiser meeting the aforementioned criteria, and, within a third period of fifteen (15) days, the two appointed appraisers shall select a third appraiser meeting the aforementioned criteria who shall also be neutral (i.e., having no ongoing relationship with either party) and the third appraiser shall determine the Prevailing Market Rental pursuant to Subparagraph 1.c). below. If one party shall fail to make such appointment within said second fifteen (15) day period, then the appraiser chosen by the other party shall be the sole arbitrator.

c)	The role of the arbitrator selected as provided in Subparagraph 1.b) shall be to select which of the two Good Faith Best Estimates submitted by the parties to one another most closely approximates his or her own determination of the Prevailing Market Rental. The arbitrator will have no right to propose a middle ground or any modifications to either of the two Good Faith Best Estimates. The arbitrator will determine the matter within ten (10) days after his or her receipt of the Good Faith Best Estimates of the parties. The determination of the arbitration of the Prevailing Market Rental shall be final and binding on the parties; provided, however, that in no event shall the Prevailing Market Rental be less than the Base Rent being paid by Tenant during the last calendar month of the Term. The arbitrator’s determination of Prevailing Market Rental shall be rendered in

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writing to both Landlord and Tenant and shall be final and binding upon them, and shall not be subject to appeal. Base Rent during the Option Term shall be 95% of the Prevailing Market Rental as so determined. Any fees of any counsel or expert engaged directly by Landlord or Tenant shall be borne by the party retaining such counsel or expert. However, the costs of the arbitrator shall be borne equally by Landlord and Tenant.

2.	Option to Expand. Tenant shall have the right, but not the obligation, to add to the Premises any or all of the space on the 15th Floor of the Building shown on Exhibit A-3 (the “Expansion Space”) according to the further provisions of this Section, provided, any such Expansion Space shall be at least 5,000 square feet. Tenant may exercise its right to add the Expansion Space by written notice (“Tenant Expansion Notice”) to Landlord given not later than July 31, 2005. If Tenant exercises its option to expand, then it shall take possession of and commence paying rent and other charges on the Expansion Space on February 1, 2006.

a)	The Expansion Space will be delivered by Landlord to Tenant in its ‘as is’ condition, provided Landlord shall provide to Tenant the same Tenant Allowance as provided for the initial Premises, on a per square foot basis and pro rated to reflect the amount of time remaining on the Term.

b)	Except as stated in this section, all of the provisions of this Lease will apply to the Expansion Space. The Expansion Space will become part of the Premises on February 1, 2006.

c)	Tenant’s Pro Rata Share of Additional Rent shall increase based on the addition of the Expansion Space to the Premises.

d)	Tenant acknowledges and understands that the Expansion Space is currently occupied by Infoseek Corporation, a tenant of Landlord. Infoseek Corporation has the right, under its lease, to extend the term of its lease by providing notice no later than July 31, 2005, in which event the Expansion Space will not be available to Tenant. In the event Infoseek Corporation exercises its option to extend, Landlord will promptly notify Tenant and Tenant’s option to expand into the Expansion Space shall terminate and be of no further force and effect.

3.	Right of First Refusal. If at any time during the Term Landlord receives serious interest from a third party to Lease 5,000 or more square feet of space on either or both of the 14th or 15th floors of the Building (the “Additional Space”), Landlord shall provide Tenant with written notice identifying the Additional Space in question, together with the proposed commencement date, and, if the proposed commencement date if more than 24 months after the Commencement Date, the proposed rent structure and tenant improvement allowance (the “ROFR Notice”). If, within seven (7) business days after receipt of the ROFR Notice, Tenant agrees in writing to lease the Additional Space for the terms set forth in the ROFR Notice, Landlord and Tenant shall promptly, and in no event later than seven (7) days after Tenant’s written acceptance, execute an amendment to the Lease incorporating the Additional Space into the Premises as of the commencement date, and with the rent and tenant improvement allowance, specified on Landlord’s notice, except as provided below. Tenant’s lease of the Additional Space otherwise shall be on the same terms as conditions as set forth in this Lease, provided Tenant’s Pro Rata Share of Adjustments, shall be adjusted accordingly, and further provided that, if the commencement date set forth in the letter of intent occurs twenty-four (24) months or less after the Commencement Date of Tenant’s lease, Tenant shall lease the Additional Space at the same rate that Tenant is then currently paying for Initial Premises, and that Landlord shall provide the same allowances on a per square foot basis as the Landlord provided for the initial Premises except that the Tenant Allowances for the Additional Space shall be pro rated to reflect the amount of time remaining on the Term. The Right of First Refusal granted Tenant in this Section shall be of no force and effect and Landlord shall have no Obligation to provide Tenant with the ROFR Notice if at the time Landlord delivers the ROFR Notice: (i) Tenant is in default under this Lease beyond any applicable cure period; or (ii) Tenant does not occupy all of the Premises; or (iii) Tenant’s then current Cash Balance, together with its borrowing capacity is less than $5,000,000.00. Notwithstanding anything to the contrary in this section or in the Landlord’s Notice: (x) the term of Additional Space shall be co-terminus with the initial Premises; and (y) The Base Year for the Additional Space shall be Base Year as set forth in Section 6 of the Lease and, for any Option Term, shall be 2013. If Tenant does not exercise its right of first refusal, Landlord shall have the right to lease those premises to any third party so long as the rental and tenant improvement allowance are not on economic terms that are materially more favorable than as set forth in the ROFR Notice. Tenant’s right under this Right of First Refusal shall be continuing during the Term with respect to all space that becomes available on the 14th or 15th floors, or both, of the Building.

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4.	Termination Options.

a)	In the event avenue a, the division of Tenant that intends to occupy the Premises, elects to combine its operation with Atlas DMT (another division of Tenant), and if Landlord cannot provide sufficient space within the Building to accommodate the combined operation of avenue a and Atlas DMT, avenue a shall have the option to terminate the Lease effective as of April 30, 2009, on the following terms and conditions:

I.	Tenant shall provide Landlord with written notice of its intent to combine operations with Atlas DMT not later than August 31, 2008, which notice shall include the amount of space required by Tenant to accommodate both avenue a and Atlas DMT (“Tenant’s Required Space”), together with conclusive evidence that both parties will combine operations in a single location (“First Termination Notice”).

II.	Landlord shall have until December 31, 2008 to notify Tenant whether or not it will make Tenant’s Required Space available within the Building (the “First Termination Notice Additional Space”). If so, the First Termination Notice Additional Space shall be available for occupancy not later than April 30, 2009. The First Termination Notice Additional Space need not be contiguous to the Premises, but shall be contiguous within the First Termination Notice Additional Space itself.

III.	In the event Landlord does not notify Tenant that it will make the First Termination Notice Additional Space available to Tenant on or before April 30, 2009, or earlier notifies Tenant that it cannot make such First Termination Notice Additional Space available, then Tenant shall have the option to terminate this Lease effective as of April 30, 2009 (the “First Termination Date”) by providing Landlord with written notice of termination within thirty (30) days after Landlord notifies Tenant that the First Termination Notice Additional Space is not available. In the event Tenant so terminates the Lease, Tenant shall vacate the Premises on or before the First Termination Date. Tenant shall continue to pay all Base Rent and other charges until Tenant until the First Termination Date.

IV.	In the event Tenant gives Landlord the First Termination Notice and Landlord notifies Tenant that it will make the First Termination Notice Additional Space available to Tenant, and does make the space available on April 30, 2009, then Tenant shall be unconditionally and irrevocably obligated to lease the First Termination Notice Additional Space on the terms and conditions set forth in this Lease, and the First Termination Notice Additional Space shall become a Part of the Premises, except, however, that Base Rent for the First Termination Notice Additional Space shall be 95% of the then Prevailing Market Rental as determined in accordance with the provisions of Section 1 of this Exhibit C and except that Landlord shall provide a tenant improvement allowance that is consistent on a per square foot basis with fair market terms as of the date on which the Additional Premises become a part of the Premises. In addition, the initial term of the Lease shall be extended for five (5) years from the date Tenant takes possession of the First Termination Notice Additional Space (the “Revised Term”). Upon expiration of the original Term of the Lease, the Base Rent for the original Premises during the remainder of the Revised Term shall be 95% of the then Prevailing Market Rent determined in accordance with the provisions of Section 1 of this Exhibit C as of the time Base Rent for the First Termination Notice Additional Space was established. Tenant may, but is not required to, take possession of the First Termination Notice Additional Space on the date Landlord makes such space available to Tenant, which shall not be later than April 30, 2009, and shall commence paying rent and other charges on the Additional Premises on the earlier of the date Tenant takes possession or May 1, 2009.

b)	In addition, in the event at any time after the fifth annual anniversary of the Commencement Date Tenant requires to expand into more than 7,500 square feet of additional space in the Building (not related to the co-location with Atlas DMT), and Landlord cannot provide sufficient space in the Building within two (2) floors of the space then being occupied by Tenant (but in no event lower than the 13th Floor of the Building) to accommodate such expansion requirements, Tenant shall have the option to terminate the Lease effective on a date determined in the manner described below (the “Second Termination Date”), which shall not in any event be earlier than September 30, 2010, on the following terms and conditions:

I.	Tenant shall provide Landlord with written notice of its additional requirement not earlier than the fifth annual anniversary of the Commencement Date, which notice shall include the amount of space required (the “Second Termination Notice”).

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II.	Landlord shall have until that date which is six months after the date of the Second Termination Notice to notify Tenant whether or not it will make sufficient space available on or above the 13th floor in the Building to meet the expansion requirements stated in the Second Termination Notice. If so, such space (the “Second Termination Notice Additional Space”) will be available not earlier than nine months after the date of the Second Termination Notice and not later than twelve months after the date of the Second Termination Notice. To the extent there is more that 7,500 square feet of space available on or above the 13th floor of the Building, Landlord will make available the space nearest to the Premises as the Second Termination Notice Additional Space.

III.	In the event Landlord does not timely notify Tenant that it will make the Second Termination Notice Additional Space available to Tenant, or earlier notifies Tenant that it cannot make the Second Termination Notice Additional Space available, then Tenant shall have the option to terminate the Lease effective on that date which is twelve months later the date of the Second Termination Notice, or September 30, 2010, whichever is later, by providing Landlord with written notice of termination within thirty (30) days after Landlord notifies Tenant that the Second Termination Notice Additional Space is not available in the Building. In the event Tenant so terminates the Lease, Tenant shall vacate the Premises on or before the Second Termination Date. Tenant shall continue to pay all Base Rent and other charges until Tenant until the Second Termination Date.

IV.	In the event Tenant gives Landlord the Second Termination Notice and Landlord notifies Tenant that it will make the Second Termination Notice Additional Space available to Tenant and does make that space available within the time frame noted above, Tenant shall be unconditionally and irrevocably obligated to lease the Second Termination Notice Additional Space on terms and conditions set forth in this Lease, and the Second Termination Notice Additional Space shall become a Part of the Premises, except, however, that Base Rent for the Second Termination Notice Additional Space shall be 95% of the then Prevailing Market Rental as determined in accordance with the provisions of Section 1 of this Exhibit C and except that Landlord shall provide a tenant improvement allowance that is consistent on a per square foot basis with fair market terms as of the date on which the Additional Premises become a part of the Premises. In addition, the initial Term of the Lease shall be extended for five (5) years from the date Tenant takes possession of the Second Termination Notice Additional Space (the “Second Revised Term”). Upon expiration of the original Term of the Lease, the Base Rent for the original Premises during the remaining portion of the Second Revised Term shall be 95% of the then Prevailing Market Rent determined in accordance with the provisions of Section 1 of this Exhibit C as of the time Base Rent for the Second Termination Notice Additional Space is established. Tenant shall take possession of the Second Termination Notice Additional Space and commence paying rent and other charges on the Additional Space on the date Landlord makes such space available to Tenant.

c)	In the event Tenant terminates this Lease on the First Termination Date or the Second Termination Date, Tenant shall pay to Landlord, on the relevant Termination Date, a fee equal to the unamortized portion of the sum of the Tenant Allowance, Additional Allowance, leasing commissions and free rent concessions actually made or paid by Landlord. For the purposes of this Section, all such costs shall be amortized at eight percent (8%) per annum over the original Term. Within sixty (60) days of the Effective Date (or such reasonable later date that the costs have been incurred and invoices received), Landlord shall provide Tenant with an itemization of the foregoing transaction costs, together with an amortization schedule as provided above.

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